SCHEDULE 14A

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STURM, RUGER & COMPANY, Inc.
1 LACEY PLACE, SOUTHPORT, CT 06890 U.S.A. | 203-259-7843 | WWW.RUGER.COM | NYSE:RGR

April 22, 2022

Dear Fellow Stockholders:

In light of the COVID-19 pandemic and in the interest of employee and shareholder safety, we have again decided to forego a live Annual Meeting of Stockholders in favor of a “virtual” meeting. You are cordially invited to participate in the 2022 Annual Meeting of Stockholders of Sturm, Ruger & Company, Inc. to be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 1, 2022. Details regarding how to participate in the meeting and the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

The Board of Directors looks forward to your participation in the 2022 Annual Meeting.

STURM, RUGER & COMPANY, INC.

Christopher J. Killoy
Chief Executive Officer

STURM, RUGER & COMPANY, Inc.
1 LACEY PLACE, SOUTHPORT, CT 06890 U.S.A. | 203-259-7843 | WWW.RUGER.COM | NYSE:RGR

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 1, 2022

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the “Company”) will be held on June 1, 2022 at 9:00 a.m. Eastern Daylight Time. The Annual Meeting of Stockholders will be a virtual meeting webcast live via the Internet. You will be able attend the meeting, vote, and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RGR2022 and entering the 16-digit control number on your proxy card or the instructions included in your proxy materials. The following matters will be considered and acted upon at the Annual Meeting of Stockholders:

1.

A proposal to elect nine (9) Directors to serve on the Board of Directors for the ensuing year;

2.

A proposal to ratify the appointment of RSM US LLP as the Company’s independent auditors for the 2022 fiscal year;

3.

An advisory vote on the compensation of the Company’s Named Executive Officers;

4.

A shareholder proposal to require the Company to oversee a third-party Human Right Impact Assessment; and

5.

Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on April 7, 2022 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices located at 1 Lacey Place, Southport, CT 06890.

The Company’s Proxy Statement is attached hereto.

By Order of the Board of Directors

Kevin B. Reid, Sr.
Corporate Secretary

Southport, Connecticut

April 22, 2022

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO PARTICIPATE IN THE LIVE ANNUAL MEETING VIA THE INTERNET AT WWW.VIRTUALSHAREHOLDERMEETING.COM/RGR2022. YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING. MOST STOCKHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET AT WWW.PROXYVOTE.COM, (2) BY TELEPHONE AT 1-800-690-6903, OR (3) BY REQUESTING AND RETURNING A PAPER PROXY USING THE POSTAGE-PAID ENVELOPE PROVIDED. STOCKHOLDERS MAY REQUEST THE PROXY MATERIALS AT WWW.PROXYVOTE.COM OR BY CALLING 1-800-579-1639.

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Sturm, Ruger & Company, Inc.
April 22, 2022

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on June 1, 2022

PROXY SOLICITATION AND VOTING INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Sturm, Ruger & Company, Inc. (the “Company”) for use at the 2022 Annual Meeting of Stockholders (the “Meeting” or the “Annual Meeting of Stockholders”) of the Company to be held live via the Internet at 9:00 a.m. Eastern Time on June 1, 2022, or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement has been posted and is available on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.ruger.com. In addition, stockholders may view or request the proxy materials at www.proxyvote.com or by calling 1-800-579-1639, and may vote their proxy at www.proxyvote.com or by calling 1-800-690-6903. Please review the proxy materials before voting your shares.

The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.

In accordance with rules established by the SEC that allow companies to furnish their proxy materials over the Internet, on April 22, 2022, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 to our stockholders who have not specified that they wish to receive paper copies of our proxy materials. The Notice of Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2021 and a form of proxy card. We believe this process will allow us to provide our stockholders with the information they need in a more timely, environmentally friendly and cost-effective manner. All expenses in connection with the solicitation of these proxies, which are estimated to be $100,000, will be borne by the Company. We encourage our stockholders to contact the Company’s transfer agent, Computershare Investor Services, LLC, or their stockbrokers to sign up for electronic delivery of proxy materials in order to reduce printing, mailing and environmental costs.

If your proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company’s Secretary at the Company’s address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary before the Meeting or (iii) participating in the Meeting and voting via the Internet during the Meeting (although participation in the Meeting will not, in and of itself, constitute revocation of a proxy).

The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements, is enclosed herewith and has been posted and is available on the SEC’s website at www.sec.gov and the Company’s website at www.ruger.com.

Only holders of shares of Common Stock, $1.00 par value, of the Company (the “Common Stock”) of record at the close of business on April 7, 2022 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of Common Stock is entitled to one vote per share. As of April 7, 2022, 17,633,425 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The presence of stockholders holding a majority of the issued and outstanding Common Stock, either present (participating in the internet Meeting) or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Directions to withhold authority to vote for the election of directors, abstentions, and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Index

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, only the proposal to ratify the independent auditors is considered a “routine” matter, and brokers are entitled to vote uninstructed shares only with respect to this proposal.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined, in accordance with the Company’s By-laws and applicable law, as follows:

•

Proposal No. 1 – Election of Directors: Directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person (participating in the internet Meeting) or by proxy at the Meeting and entitled to vote. Consequently, the nine nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present, which are properly withheld as to voting with respect to any one or more nominees, and broker non-votes will not be counted as voting on the election of Directors and accordingly will have no effect as votes on the election of Directors.

•

Proposal No. 2 – Ratification of Independent Auditors: The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast with respect to Proposal No. 2 at the Meeting (and entitled to vote thereon) is required to ratify the appointment of RSM US LLP as the Company’s independent auditors for the 2021 fiscal year. Abstentions and broker non-votes are not considered to be votes cast and accordingly will have no effect on the outcome of such vote. As noted above, because the ratification of independent auditors is considered a “routine” matter, brokers are entitled to vote uninstructed shares with respect to Proposal No. 2.

•

Proposal No. 3 – Say on Pay: The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast with respect to Proposal No. 3 at the Meeting (and entitled to vote thereon) is required to approve the advisory vote on executive compensation. Abstentions and broker non-votes are not considered to be votes cast and accordingly will have no effect on the outcome of such vote.

•

Proposal No. 4 – Shareholder Proposal: The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast with respect to Proposal No. 4 at the Meeting (and entitled to vote thereon) is required to approve the shareholder proposal. Abstentions and broker non-votes are not considered to be votes cast and accordingly will have no effect on the outcome of such vote.

LIST OF PROPOSALS AND RECOMMENDATIONS OF THE BOARD OF DIRECTORS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and has qualified.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” each of the named nominees.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT AUDITORS

RSM US LLP has served as the Company’s independent auditors since 2005. Subject to the ratification of the Company’s stockholders, the Board of Directors has reappointed RSM US LLP as the Company’s independent auditors for the 2022 fiscal year.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the ratification of RSM US LLP as the Company’s independent auditors.

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PROPOSAL NO. 3 – SAY ON PAY

The Company shall seek an advisory vote on executive compensation.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” approval of the pay-for-performance compensation policies and practices employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation in this Proxy Statement.

PROPOSAL NO. 4 – SHAREHOLDER PROPOSAL

Shareholder proposal to require the Company to oversee a third-party Human Right Impact Assessment.

Board of Directors Recommendation

The Board of Directors recommends a vote “AGAINST” approval of the shareholder proposal, for the reasons described in detail in this Proxy Statement.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and has qualified.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” each of the nominees named below.

DIRECTOR NOMINEES

The following table lists each nominee for Director and sets forth certain information concerning each nominee’s age, business experience, other directorships and committee memberships in publicly held corporations, current Board committee assignments, and qualifications to serve on the Board as of the date of this Proxy Statement. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, the Board also believes that all of our Director nominees have established reputations of integrity, honesty and adherence to high ethical standards, and have demonstrated a commitment of service to the Company, an appreciation of its products, and a commitment to the Constitutional rights of American citizens to keep and bear arms. Each nominee has effectively demonstrated business acumen and the ability to exercise sound judgment in his or her individual careers and service on other public boards and board committees, as applicable.

All of the nominees for Director listed below other than Rebecca S. Halstead were elected at last year’s Annual Meeting. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by the Board of Directors.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
John A. Cosentino, Jr. Age 72 Director since August, 2005

Mr. Cosentino has been a partner of Ironwood Manufacturing Fund, LP since 2002, a Director of Simonds International, Inc. since 2001, the Chairman of the Board of Habco Industries LLC since 2012, a Director of Flux Power Holdings, Inc. from 2020 to 2022, and Senior Advisor of Ironwood Capital Holdings LLC since 2012. He was a Director of Addaero LLC from 2014 to 2019, a Director of Whitcraft LLC from 2011 to 2017, a Director of the Bilco Company from 2007 to 2016, Chairman of North American Specialty Glass LLC from 2005 to 2012, Vice-Chairman of Primary Steel LLC from 2005 to 2007, and a Director of the Wiremold Company from 1991 to 2000. Mr. Cosentino was a partner of Capital Resource Partners, LP from 1999 to 2000, and a Director in the following Capital Resource Partners, LP portfolio companies: Spirit Brands from 1998 to 2006, Pro Group, Inc. from 1999 to 2002, World Power Technologies, Inc. from 1998 to 2001, and Todd Combustion, Inc. from 1997 to 1999. Mr. Cosentino is the former Vice President-Operations of the Stanley Works, former President and Co-owner of PCI Group, Inc., former CEO and Co-owner of Rau Fastener, LLC, former President of the Otis Elevator-North America division of United Technologies, and former Group Executive of the Danaher Corporation. Mr. Cosentino was named as the Company’s Vice-Chairman on April 28, 2010, having served as Lead Director beginning in April, 2007, and the Lead Vice-Chairman on May 9, 2018 (which function encompasses the duties of Lead Director). He is currently Chairman of the Compensation Committee and a member of the Audit Committee of the Company. The Board believes that Mr. Cosentino’s extensive executive management, investment management and board experience qualify him to serve on the Board of Directors.

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Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
Michael O. Fifer Age 65 Director since October, 2006

Mr. Fifer was the Chief Executive Officer of the Company from September 25, 2006 to May 9, 2017. Additionally, he served as President of the Company from April 23, 2008 to January 1, 2014. He was the Executive Vice President and President of Engineered Products of Mueller Industries, Inc. from 2003 to 2006, President of North American Operations of Watts Industries, Inc. from 1998 to 2002, President of Various Watts Industries divisions from 1994 to 1998, and a member of the Board of Directors and Audit, Compensation and Special Committees of Conbraco Industries from 2003 to 2006. Mr. Fifer was named Vice-Chairman of the Board in May 2017 and is a member of the Capital Policy Committee. The Board believes that Mr. Fifer’s executive leadership and management experience and skills, including his service as the CEO and President of the Company, and his deep understanding of the Company and its products and the firearms industry qualify him to serve on the Board of Directors.

Sandra S. Froman Age 72 Director since December, 2015

Ms. Froman is an attorney and formerly in private civil law practice with the Law and Mediation Office of Sandra S. Froman, P.L.C. She is a former partner of Snell & Wilmer, LLP a former shareholder of Bilby & Shoenhair, PC, and a former partner of Loeb & Loeb, LLP. Ms. Froman is a former President and board member of the Arizona Bar Foundation. She taught law school courses at Santa Clara University Law School from 1983 to 1985. Ms. Froman has been a member of the Board of Directors of the National Rifle Association (“NRA”) since 1992. She served as a Vice President from 1998 to 2005 and as NRA President from 2005 to 2007. She has chaired a number of NRA committees, including the Executive Committee, the Legislative Policy Committee, the Grassroots Development Committee and the Industry Relations Task Force. She holds a lifetime position on the NRA Executive Council. She is also a former President and Trustee of the NRA Foundation and a former Trustee of the NRA Civil Rights Defense Fund. Ms. Froman is President of Mzuri Wildlife Foundation and serves on its Board. Ms. Froman is the Chair of the Nominating and Corporate Governance, and a member of the Compensation, and Risk Oversight Committees of the Company. The Board believes that Ms. Froman’s experience as an attorney and deep knowledge of, and involvement with, the firearms industry qualify her to serve on the Board of Directors.

Rebecca S. Halstead Age 63 Nominee for Director

Brigadier General (Retired, U.S. Army) Rebecca S. Halstead is the Chief Executive Officer and Founder of Steadfast Leadership, LLC, a private leader development training and consultant company founded in 2010. In that role, she has worked with hundreds of Fortune 500 companies, speaking on leadership, consulting and coaching. She also has worked for Thayer Leader Development as an individual contractor, serving as a senior advisor and being a keynote speaker on leadership. She has been a consultant since 2011 on leadership and logistics for Standard Process, a family-owned company that manufactures whole food-based nutritional supplements. From 2009 to 2010, General Halstead served as a Commissioner for the Presidential Commission on Military Leadership Diversity. Prior to establishing Steadfast Leadership, she served in the United States Army for 27 years, and was a 1981 graduate of the United States Military Academy at West Point. From 1981 to 2009, General Halstead was a multifunctional logistician, and served in a variety of staff and command positions, nationally and internationally, as part of Joint and Coalition organizations. Brigadier General Halstead culminated her career as the senior commanding general in charge of logistics in Iraq from 2005 to 2006 in support of 250K personnel, followed by commanding the army’s Ordnance Center and Schools, where she was responsible for the academic training and leader development for all enlisted and commissioned officers with vehicle and weapons maintenance, munitions and explosive ordnance skillsets. The Board believes that Brigadier General Halstead’s years of military experience and leadership, in addition to her extensive knowledge of the firearms industry, qualify her to serve on the Board of Directors.

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Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
Christopher J. Killoy Age 63 Director since August, 2016

Mr. Killoy was named CEO of the Company on May 9, 2017 and has served as President since January 1, 2014. He was COO of the Company from January 1, 2014 to May 9, 2017. Prior to that, Mr. Killoy served as Vice President of Sales and Marketing beginning in November 2006. Mr. Killoy originally joined the Company in 2003 as Executive Director of Sales and Marketing, and subsequently as Vice President of Sales and Marketing from 2004 to 2005. From 2005 to 2006, Mr. Killoy served as Vice President and General Manager of Savage Range Systems. Prior to joining Ruger, Mr. Killoy was Vice President of Sales and Marketing for Smith & Wesson. He is a member of the Board of Governors of the National Shooting Sports Foundation (NSSF) and a member of the Board of Directors of Velocity Outdoor, a subsidiary of Compass Diversified Holdings. Mr. Killoy is a 1981 graduate of the United States Military Academy at West Point and subsequently served in a variety of Armor and Infantry assignments in the U.S. Army. The Board believes that Mr. Killoy’s intimate knowledge of the Company, his service as the CEO and President of the Company and his extensive business and management experience in the firearms industry qualify him to serve on the Board of Directors.

Terrence G. O'Connor Age 66 Director since September, 2014

Mr. O'Connor has spent over 30 years in the financial services industry. Mr. O'Connor has been a principal of High Rise Capital Partners, LLC, a private real estate investment firm, since 2010 (including its predecessor company). He is also the sole owner of Pokka, LLC an e-commerce company specializing in writing instruments. He previously served as the Managing Partner of Cedar Creek Management, LLC, a private investment partnership, and as Partner at HPB Associates, also a private investment firm. Between 1990 and 1992, Mr. O'Connor served as an analyst with Feshbach Brothers. Prior to that, Mr. O'Connor spent 10 years at Kidder Peabody as a principal in equity sales and investment banking. Mr. O'Connor served as a Board Member of Covenant House New Jersey and on the Finance and Investment Committees of Covenant House International. He also served on the Compliance, Audit and Special Committees of SRV Bancorp. Mr. O'Connor is the Chairman of the Company’s Capital Policy Committee, and a member of the Company’s Nominating and Corporate Governance and Risk Oversight Committees. The Board believes that Mr. O'Connor’s financial insight and extensive knowledge of the firearms industry qualify him to serve on the Board of Directors.

Amir P. Rosenthal Age 60 Director since January, 2010

Mr. Rosenthal is currently Chief Operating Officer of The Granite Group Wholesalers LLC and has been in this role since 2022. He served as its Chief Financial Officer from 2018 to 2021. He was the Executive Vice President and a member of the Board of Advisors for Kensington Investment Corporation from 2017 to 2018. Before that, Mr. Rosenthal was the President of Performance Sports Group Ltd. (formerly Bauer Performance Sports Ltd.) from 2015 to 2016. He served as its Chief Financial Officer and Executive Vice President of Finance and Administration from 2012 to 2015, and Chief Financial Officer from 2008 to 2012. From 2001 to 2008, Mr. Rosenthal served in a variety of positions at Katy Industries, Inc., including Vice President, Chief Financial Officer, General Counsel and Secretary. From 1989 to 2001, Mr. Rosenthal served in a variety of positions at Timex Corporation, including Treasurer, Counsel and Senior Counsel, as well as Director and Chairman of Timex Watches Ltd. Mr. Rosenthal currently is the Chairman of the Company’s Risk Oversight Committee, and a member of the Company’s Audit, Nominating and Corporate Governance, and Capital Policy Committees. The Board believes that Mr. Rosenthal’s comprehensive business, legal and financial expertise qualifies him to serve on the Board of Directors.

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Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
Ronald C. Whitaker Age 74 Director since June, 2006

Mr. Whitaker served as the President and CEO of Hyco International from 2003 and as a member of its Board from 2001 until his retirement in 2011. In 2013, he joined the Board of Payne & Dolan (now Walbec Group), a family-owned road construction business based in Wisconsin, and currently serves as a member of the Compensation Committee and is the Chairman of the Special Litigation Committee. Mr. Whitaker was a Board member of Global Brass and Copper Holdings, Inc. from 2011-2019, and served as the Chairman of its Compensation Committee and as a member of its Audit, and Nominating and Corporate Governance Committees. He was the Chairman of the Indiana University Manufacturing Policy Initiative at the School of Public and Environmental Affairs from June 2017 to 2020. He has been a member of the Advisory Board for the Manufacturing Policy Initiative at the Indiana University School of Public and Environmental Affairs since June 2017. Mr. Whitaker was a Board member of Pangborn Corporation from 2006 to 2015 and served as the chair of its Compensation Committee. He was a member of the Board and Executive Committee of Strategic Distribution, Inc., and was its President and CEO from 2000 to 2003. Mr. Whitaker was the President and CEO of Johnson Outdoors from 1996 to 2000, and CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995. He is a former Board member of Firearms Training Systems, Group Decco, Michigan Seamless Tube, Precision Navigation, Inc.; Weirton Steel Corporation and Code Alarm, and a former Trustee of the College of Wooster. Mr. Whitaker has been the Chairman of the Company’s Board of Directors since 2019 and is currently a member of the Compensation and Audit Committees. The Board believes that Mr. Whitaker’s significant executive, board and firearms industry experience, and his knowledge of the Company’s products, qualify him to serve on the Board of Directors.

Phillip C. Widman Age 67 Director since January, 2010

Mr. Widman was the Senior Vice President and Chief Financial Officer of Terex Corporation from 2002 until his retirement in 2013. In 2014, Mr. Widman joined the Board of Directors of Harsco Corporation, where he serves as the Chairman of its Audit Committee, and a member of its Governance Committee. Also in 2014, Mr. Widman joined the Board of Directors of Vectrus, Inc. and serves as a member of its Audit and Compensation Committees. He served as a Board and Nominating and Governance Committee member, and as Audit Committee chair, of Lubrizol Corp from November 2008 until September 2011. Mr. Widman was the Executive Vice President and Chief Financial Officer of Philip Services Corporation from 1998 to 2001. Mr. Widman currently is Chairman of the Company’s Risk Oversight Committee, and a member of the Compensation and Capital Policy Committees. The Board believes that Mr. Widman’s extensive business management, board and audit committee experience, financial expertise and personal experience in the shooting sports qualify him to serve on the Board of Directors.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” each of the nominees named above.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND POLICIES

The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors and its Committees continually review the Company’s governance policies and practices as they relate to the practices of other public companies, specialists in corporate governance, the rules and regulations of the SEC, Delaware law (the state in which the Company is incorporated) and the listing standards of the New York Stock Exchange (“NYSE”).

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Corporate Board Governance Guidelines and Code of Business Conduct and Ethics

The Company’s corporate governance practices are embodied in the Corporate Board Governance Guidelines. In addition, the Company has adopted a Code of Business Conduct and Ethics, which governs the obligation of all employees, executive officers, and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things. The Company actively monitors internal compliance with the Code of Business Conduct and Ethics. Copies of the Corporate Board Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.ruger.com and are available in print to any stockholder who requests them by contacting the Corporate Secretary as set forth in “STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS” below.

Political Contributions Policy

The Board of Directors established a Political Contributions Policy providing for the disclosure of political contributions, if any, as defined in the Political Contributions Policy, in excess of $50,000 in the aggregate. A copy of the Political Contributions Policy is posted on the Company’s website at www.ruger.com.

Human Rights

The Company is committed to conducting its business in a manner that respects the human rights of stakeholders, which include our employees, business partners and the communities in which we operate. To that end, the Company adopted a Human Rights Policy Statement in October 2019, which is available at www.ruger.com and applies to all of the Company’s operations and facilities. Ultimate oversight for issues related to the Company’s Human Rights Policy Statement resides with the Board of Directors.

The Company expects all employees and third parties that it conducts business with, including suppliers, vendors and other business partners, to conduct themselves in accordance with the Company’s Human Rights Policy Statement and other Company policies and applicable laws and regulations described in the Human Rights Policy Statement. The Company has integrated the Human Rights Policy Statement and the Company’s Code of Business Conduct and Ethics into its internal training programs, which are mandatory for all employees.

Diversity And Inclusion

The Company is an equal opportunity employer and seeks diversity and inclusion for all individuals at all levels of its operations, regardless of race, color, religion, gender, sexual orientation, age, national origin, disability or any other protected legal classification. As of April 1, 2022, 530 of 1,877 Company employees were women, which is 28% of our full time workforce. As of that date, 268, or 14%, of the Company employees identified as racially or ethnically diverse.

The Board of Directors and the Nominating and Corporate Governance Committee are committed to actively seeking qualified female and minority candidates as director nominees, and the Company is committed to actively seeking to hire and develop female and minority members of the Company’s senior management team.

Human Capital

The Board of Directors and Company management deeply value Company employees and recognize the critical role they play in the Company’s overall success. The Company is dedicated to attracting, developing, and retaining employees by providing a preferred work environment that epitomizes our core values of Integrity, Respect, Innovation and Teamwork.

The Company seeks to attract candidates and retain employees by offering competitive compensation packages that include profit sharing, medical and welfare coverages, paid holidays and other paid time off, and 401(k) plan participation.

Our primary vehicle for Human Capital development is Ruger University, whose mission is to enhance the understanding of our industry, Company and culture; strengthen the technical, interpersonal and leadership skills of each employee; and allow employees to positively change their own lives while creating value for all Ruger stakeholders. All employees participate in Ruger University courses to satisfy mandatory training and job-specific requirements. Beyond that, all employees have access to Ruger University learning content, which includes computer skills, leadership, business basics, principles of finance and accounting, and many others. Content is accessible from work computers, and 24/7 from home computers or personal mobile devices.

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On an annual basis, the Company conducts an Associate Engagement Survey for all employees, which is administered by a neutral third party. The Company analyzes survey responses carefully, which helps Company management understand, assess and improve employee satisfaction using dedicated, site-specific action plans.

In addition to its educational initiatives, the Company also has a myriad of policies regarding occupational health and safety issues that cover all of the Company’s facilities and operations. As a manufacturer that proudly produces all of its products in the United States, employee health and safety issues are of paramount importance to the Company.

Since the beginning of the global outbreak of the Coronavirus disease 2019 (“COVID-19”) in March 2020, the Company has continued to take multiple, proactive steps to maintain the health and safety of its employees and maintain a preferred workplace. These actions include:

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Providing all employees with additional COVID-19 PTO;

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Encouraging employees to work remotely, wherever possible, and implementing social distancing throughout each manufacturing facility, including in every manufacturing cell;

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Through dedicated facility nurses, confidentially communicating with and assisting employees with potential health issues and contact tracing;

•

Restricting visitor access to avoid introducing new people to the factory environment;

•

Implementing additional cleaning, sanitizing, improved ventilation and other health and safety processes to maintain a clean and safe workplace; and

•

Providing all employees with multiple face coverings and other personal protective equipment and mandating their use in our facilities.

The Board’s Role in Risk Oversight

The Board’s role in the oversight of risk management includes receiving regular reports from the Risk Oversight Committee and senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks. The Risk Oversight Committee and the full Board review and discuss these reports with the goal of overseeing the identification and management of, and the development of mitigation strategies for, these risks.

Independent, Non-Management Directors

More than a majority of the current Directors are “independent” under the rules of the NYSE. The Board has affirmatively determined that none of Messrs. Cosentino, O’Connor, Rosenthal, Widman, and Whitaker or Ms. Froman or Ms. Halstead, has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof.

The Company contracts with the National Rifle Association (“NRA”) for some of its promotional and advertising activities. Ms. Froman serves on the Board of Directors of the NRA.

The independent, non-management members of the Board meet regularly in executive sessions and the independent, non-executive Chairman of the Board, or in his absence, the Lead Vice Chairman (the independent, non-management Vice Chairman), leads each such meeting. Ronald C. Whitaker has served as the non-executive Chairman of the Board since May 8, 2019, and John A. Cosentino, Jr. served as the sole Vice Chairman from April 28, 2010 through May 9, 2017, as the sole Lead Vice Chairman since May 9, 2017.

Board Leadership Structure

On April 24, 2007, the By-Laws were amended to require the Chairman of the Board to be an independent, non-management Director who would preside at all meetings of the Board, including meetings of the independent, non-management Directors in executive session, which would generally occur as part of each regularly scheduled Board meeting. The separation of Chairman and Chief Executive Officer duties recognizes the difference in the two roles: the Chairman of the Board leads the Board of Directors as it provides guidance to and oversight of the CEO, while the CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company.

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The April 24, 2007 By-Laws amendment also provided that an independent, non-management Lead Director would be named to preside at stockholder, Board and executive session meetings and to act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary, such as the absence or disability of the non-executive Chairman of the Board. On April 28, 2010, the Board amended the By-Laws to create the position of Vice Chairman, who assumes the duties of Lead Director as outlined above. On May 8, 2017, the By-Laws were amended to permit a second Vice Chairman, who does not need to be independent. Michael O. Fifer has served in that role since May 9, 2017.

Director Resignation Policy

In 2008, the Board of Directors established a policy whereby any Director who experiences a change in employment must submit his or her resignation to the Board for its consideration.

Membership and Meetings of the Board and Its Committees

Following the 2021 Annual Meeting of Stockholders, the members of the Board were C. Michael Jacobi, John A. Cosentino, Jr., Christopher J. Killoy, Terrence G. O’Connor, Amir P. Rosenthal, Ronald C. Whitaker, Phillip C. Widman, Sandra S. Froman, and Michael O. Fifer. After 16 years of continuous service on the Board of Directors, C. Michael Jacobi will be stepping down at the conclusion of the Annual Meeting of Stockholders.

The Board of Directors held 14 meetings during 2021, including four regular meetings and ten special meetings. Each Director attended at least 75% of the meetings of the Board and of the Committees on which he or she served that were held during 2021. In addition, all members of the Board attended the 2021 virtual Annual Meeting of Stockholders. It is the policy of the Company that attendance at all meetings of the Board, all Committee meetings, and the Annual Meeting of Stockholders is expected, unless a Director has previously been excused by the Chairman of the Board for good cause.

Committee memberships at year end and the number of meetings of the full Board and its Committees held during the fiscal year 2021 are set forth in the table below. When feasible and appropriate, it is the practice of the Board to hold its regular Committee meetings in conjunction with the regular meetings of the Board of Directors. Each Committee is governed by a written charter that has been adopted by the Board. A copy of each Committee’s charter is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS” below.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE FOR YEAR 2021

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Oversight Committee	Capital Policy Committee
Ronald C. Whitaker	Chairman	Member	Member
John A. Cosentino, Jr.	Lead Vice Chairman	Member	Chair
Amir P. Rosenthal	Member	Chair		Member	Member	Member
C. Michael Jacobi	Member		Member	Member
Phillip C. Widman	Member		Member		Chair	Member
Terrence G. O’Connor	Member	Member		Member	Member	Chair
Sandra S. Froman	Member		Member	Chair	Member
Michael O. Fifer	Vice Chairman				Member	Member
Christopher J. Killoy	Member					Member
Total Number of Meetings	14	5	3	4	4	4

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COMMITTEES OF THE BOARD

Audit Committee

In 2021, the members of the Audit Committee of the Board were Amir P. Rosenthal, John A. Cosentino, Jr., Terrence G. O’Connor, and Ronald C. Whitaker. Mr. Rosenthal serves as Chairman of the Audit Committee. All members of the Audit Committee are considered “independent” for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices. In addition, the Company has determined that each of Messrs. Rosenthal, Cosentino, and Whitaker is an audit committee financial expert as defined by the SEC rules and regulations.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.

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Report of the Audit Committee*

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the audited financial statements.

RSM US LLP is the independent registered public accounting firm appointed by the Company, and ratified by the Company’s stockholders on May 12, 2021, to serve as the Company’s independent auditors for the 2021 fiscal year. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by PCAOB Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and RSM US LLP’s report regarding its internal controls as required by NYSE Rule 303A.07. The Audit Committee also has considered whether RSM US LLP’s provision of non-audit services to the Company is compatible with maintaining its independence from the Company.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2021.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by RSM US LLP.

AUDIT COMMITTEE

Amir P. Rosenthal, Chairman
John A. Cosentino, Jr.
Terrence G. O’Connor
Ronald C. Whitaker

February 18, 2022

*

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

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Compensation Committee

In 2021, the members of the Compensation Committee of the Board were John A. Cosentino, Jr., C. Michael Jacobi, Sandra S. Froman, Phillip C. Widman, and Ronald C. Whitaker. Mr. Cosentino serves as Chairman of the Compensation Committee. Messrs. Cosentino, Jacobi, Widman, and Whitaker and Ms. Froman are considered “independent” for purposes of service on the Compensation Committee under the rules of the NYSE, including Rule 303A thereof.

The purposes of the Compensation Committee are: (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board; (ii) establishing and administering the Company’s cash-based and equity-based incentive programs; and (iii) producing an annual report on executive compensation to be included in the Company’s annual Proxy Statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.

Compensation Committee Interlocks and Insider Participation

During the 2021 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current executive officers of the Company serve on the Compensation Committee.

Compensation Committee Report on Executive Compensation *

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

John A. Cosentino, Jr., Chairman
C. Michael Jacobi
Sandra S. Froman
Ronald C. Whitaker
Phillip C. Widman

April 7, 2022

*

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Acts, except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

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Nominating and Corporate Governance Committee

In 2021, the members of the Nominating and Corporate Governance Committee of the Board were Sandra S. Froman, C. Michael Jacobi, Terrence G. O’Connor, and Amir P. Rosenthal. Ms. Froman serves as Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible to the Board for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program. Some of these responsibilities are discussed in more detail below.

As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment and cultural, gender and ethnic diversity. The Committee considers it important for Directors to have experience serving as a chief executive or financial officer (or another, similar position) in finance, audit, manufacturing, advertising, military or government, and to have knowledge and familiarity of firearms and the firearms industry. The Committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest. In addition, the following characteristics and abilities, as excerpted from the Company’s Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:

•

Personal and professional ethics, strength of character, integrity and values;

•

Success in dealing with complex problems or having excelled in a position of leadership;

•

Sufficient education, experience, intelligence, independence, fairness, ability to reason, practicality, wisdom and vision to exercise sound and mature judgment;

•

Cultural, gender and ethnic diversity;

•

Stature and capability to represent the Company before the public and the stockholders;

•

The personality, confidence and independence to undertake full and frank discussion of the Company’s business assumptions;

•

Willingness to learn the business of the Company, to understand all Company policies and to make themselves aware of the Company’s finances;

•

Willingness at all times to execute their independent business judgment in the conduct of all Company matters; and

•

Diversity of skills, attributes and experience which augment the composition of the Board in execution of its oversight responsibilities to the benefit to the Company.

The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates. These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to assist it in identifying or evaluating candidates.

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The Nominating and Corporate Governance Committee has a written policy which states that it will consider Director candidates recommended by stockholders. There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources. Shareholder recommendations for the nomination of directors should set forth (a) as to each proposed nominee, (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a Director of the Company if elected); (b) as to the shareholder giving the notice, (i) their name and address, as they appear on the Company’s books, (ii) the number of shares of the Company which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as it may reasonably need to determine the eligibility of a proposed nominee to serve as a Director of the Company, including a statement of the qualifications of the candidate and at least three business references. All recommendations for nomination of Directors should be sent to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890. The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee. In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company’s next Annual Meeting of Stockholders, stockholder recommendations for Director candidates must be received by the Company in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than February 1, 2023 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than March 3, 2023 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders).

The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5% of the Company’s Common Stock for at least one year prior to the date of the recommendation.

Risk Oversight Committee

In 2021, the members of the Risk Oversight Committee were Phillip C. Widman, Michael O. Fifer, Sandra S. Froman, Terrence G. O’Connor, and Amir P. Rosenthal. Phillip C. Widman serves as Chairman of the Risk Oversight Committee.

The Board established the Risk Oversight Committee in 2010 to collaborate with the Company’s executive team in assisting the Board in fulfilling its responsibility with respect to the Company’s enterprise risk management oversight. The Risk Oversight Committee’s responsibilities and roles are as follows:

•

To monitor all enterprise risk. In doing so, the Committee recognizes the responsibilities delegated to other committees of the Board, and understands that the other committees of the Board may emphasize specific risk monitoring through their respective activities.

•

To receive, review and discuss regular reports from senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks.

•

To discuss with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessments and risk management policies.

•

To study or investigate any matter of interest or concern that the Committee deems appropriate.

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Capital Policy Committee

In 2021, the members of the Capital Policy Committee were Terrence G. O’Connor, Michael O. Fifer, Christopher J. Killoy, Amir P. Rosenthal, and Phillip C. Widman. Terrence G. O’Connor serves as Chairman of the Capital Policy Committee.

The Board established the Capital Policy Committee in 2016 to help the Board fulfill its responsibility for the Company’s capital allocation oversight. The Capital Policy Committee’s responsibilities and roles are as follows:

•

To ensure that the Company has a clearly articulated plan for capital structure, dividend policy and share repurchases that considers future growth plans, business and financial risks, and financial and regulatory constraints.

•

To discuss with management the Company’s major internal capital investments, and monitor the effectiveness of such investments as a whole.

•

To review all significant proposed external transactions, such as mergers, acquisitions, divestitures, joint ventures and equity investments.

•

To ensure that share repurchases by the Company, if any, are executed pursuant to a program that has been reviewed by legal counsel to ensure that the applicable legal requirements have been satisfied.

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DIRECTOR COMPENSATION

The Board believes that compensation for the Company’s non-management Directors should be a combination of cash and equity-based compensation. The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies. Any recommendations for changes are made to the full Board by the Compensation Committee.

Directors’ Fees and Other Compensation

Effective July 1, 2020, the Board approved a fee schedule whereby non-management Directors receive base annual retainer compensation as follows:

Chairman of the Board	$168,000
Lead Vice Chairman	$144,000
Vice Chairman	$135,000
All others	$120,000

The retainer compensation is paid as 2/3 in cash and 1/3 in one-year restricted stock grants. In addition to the annual retainer fees, all non-management Directors receive annual long-term equity compensation of $60,000 paid in the form of three-year restricted stock units. All non-management Directors also receive long-term equity compensation of $100,000, in the form of five-year restricted stock units, upon joining the Board of Directors.

Committee Chairpersons receive the following additional annual retainer:

Audit	$18,000
Capital Policy	$12,000
Compensation	$12,000
Nominating and Corporate Governance	$12,000
Risk Oversight	$12,000

The Company’s one management Director, Chief Executive Officer Christopher J. Killoy, did not receive compensation for his service as a member of the Board of Directors.

On May 12, 2021, the annual restricted shares awarded on May 14, 2020 vested and the related shares were issued to the then-current non-management Directors. On May 15, 2021, the long-term restricted stock awarded on May 15, 2018 vested and the related shares were issued to the then-current non-management Directors. In addition, on May 13, 2021, the then-current non-management Directors were granted their 2021 annual and long-term awards of restricted stock.

On August 1, 2016, the Company entered into a transition services and consulting agreement (the “Fifer Agreement”) with Mr. Fifer, who resigned as Chief Executive Officer of the Company on May 9, 2017. The Fifer Agreement provides for (i) Mr. Fifer to continue to serve as Chief Executive Officer of the Company from August 1, 2016 until May 9, 2017, (ii) Mr. Fifer to provide certain consulting, advisory and other services to the Company for 6 years beginning May 9, 2017, (iii) the Company to compensate Mr. Fifer for such services at the rate of $350,000 per annum, (iv) the continued vesting of Mr. Fifer’s existing restricted stock unit awards during the period he provides such services and (v) a prohibition against Mr. Fifer engaging in certain activities that compete or interfere with the Company from August 1, 2016 through the second anniversary of the end of the period he is providing services under the Fifer Agreement. The compensation paid to Mr. Fifer under the Fifer Agreement is not related to, or predicated upon, his past, present or future service as a Director.

On August 1, 2016, the Company entered into an agreement (the “2016 Killoy Agreement”) with Mr. Killoy, who became the Chief Executive Officer of the Company on May 9, 2017. The 2016 Killoy Agreement provides for (i) Mr. Killoy to serve as Chief Executive Officer of the Company from and after May 9, 2017, (ii) the Company to pay Mr. Killoy a base salary at a rate of not less than $500,000 per annum while he serves as the Chief Executive Officer, (iii) Mr. Killoy to be eligible to receive, during the period he serves as Chief Executive Officer of the Company, an annual target cash bonus, annual performance equity-based incentive compensation and annual retention equity-based incentive compensation, each equal to 100% of his base salary, (iv) Mr. Killoy to receive 24 months of severance, in a lump sum, and continued insurance benefits, if Mr. Killoy is terminated without cause, resigns for good reason (as defined in the 2016 Killoy Agreement) or there is a Change in Control (as defined in the Company’s 2017 Stock Incentive Plan) and a subsequent reduction of his salary or a

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diminution of his duties and thereafter he or the Company terminates his employment and (v) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during his employment with the Company and for two years thereafter. The compensation paid to Mr. Killoy under the 2016 Killoy Agreement is not related to, or predicated upon, his past, present or future service as a Director.

On November 10, 2020, the Company entered into an Amended and Restated Agreement (the “Amended Killoy Agreement”) with Mr. Killoy, the Chief Executive Officer of the Company, which amended and restated the 2016 Killoy Agreement by adding the following additional provisions: (i) Mr. Killoy to continue to serve as Chief Executive Officer of the Company until the 2025 Annual Meeting of the Company’s stockholders, and to resign from such position on such date, (ii) Mr. Killoy to receive a base salary of $700,000 per annum for such services, (iii) Mr. Killoy to provide certain consulting, advisory and other services to the Company following such resignation until December 31, 2026, (iv) the Company to compensate Mr. Killoy for such services at the rate of $500,000 per annum, (v) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the Chief Executive Officer of the Company and (vi) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Amended Killoy Agreement.

Directors are covered under the Company’s business travel accident insurance policy for $1,000,000 while traveling on Company business, and are covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service as Directors.

All Directors were reimbursed for reasonable out-of-pocket expenses related to attendance at Board, Committee and stockholder meetings.

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DIRECTORS’ COMPENSATION TABLE FOR YEAR 2021

The following table reflects the compensation received during the 2021 fiscal year by each non-management Director.

Name	Fees Earned or Paid in Cash (1) ($)	Number of Shares Underlying Stock Awards (#)	Stock Awards (2) ($)	Other Compensation (3) ($)	Total Director Compensation (4) ($)
Ronald C. Whitaker	$112,000	1,599	$116,000	$15,688	$243,688
John A. Cosentino, Jr.	$104,000	1,544	$112,000	$15,158	$231,158
Amir P. Rosenthal	$90,000	1,461	$106,000	$14,092	$210,092
C. Michael Jacobi	$84,000	1,378	$100,000	$14,092	$198,092
Phillip C. Widman	$90,000	1,433	$104,000	$14,360	$208,360
Terrence G. O’Connor	$88,000	1,433	$104,000	$14,092	$206,092
Sandra S. Froman	$84,000	1,433	$104,000	$2,864	$190,864
Michael O. Fifer	$90,000	1,447	$105,000	$29,737	$224,737

Notes to Directors’ Compensation Table

(1)	See “DIRECTORS’ FEES AND OTHER COMPENSATION” above.
(2)

Represents aggregate grant date fair value of non-qualified equity awards made to each non-management Director on May 13, 2021 under the 2017 Stock Incentive Plan in accordance with the Director annual fee schedule approved in July 2020. The amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum unit value expected upon the attainment of the time-based vesting of the awards.

(3)

Consists of accrued dividends paid upon the May 12, 2021 and May 15, 2021 vesting and conversion of restricted stock units awarded to each Director as described above. In addition, Ms. Froman received accrued dividends upon the vesting of long-term restricted stock units, which she received upon joining the Board of Directors on March 1, 2016.

(4)	The Company’s non-management Directors do not receive non-equity incentive plan compensation, stock options, pension benefits or non-qualified deferred compensation.

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Directors’ and Executive Officers’ Beneficial Equity Ownership

The Board has established a minimum equity ownership requirement for independent, non-management Directors of five times their annual base cash retainer to be achieved within five years of the date of adoption or the date of a Director’s election. As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity. This has been partially achieved through options granted to the non-management Directors under the 2001 Stock Option Plan for Non-Employee Directors or the 2007 Stock Incentive Plan and through the annual deferred equity awards made to the Directors under the 2007 Stock Incentive Plan and the 2017 Stock Incentive Plan. The Board has also established a minimum equity ownership requirement for the Company’s Chief Executive Officer of five times his base salary, for Senior Vice Presidents of three times their base salary, and for the Company’s other Named Executive Officers of two times their respective base salaries, to be achieved within five years of their appointment. The current amounts of Common Stock beneficially owned by each Director and Named Executive Officer may be found in the “BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT TABLE” below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT TABLE

The following table sets forth certain information as of April 7, 2022 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Nominee for Director, Named Executive Officer and all Directors and Executive Officers of the Company as a group.

Name	Beneficially Owned Shares of Common Stock	Stock Options Currently Exercisable or to Become Exercisable within 60 days after April 7, 2022	Total Shares Beneficially Owned	Percent of Class
Non-Management Directors:
Ronald C. Whitaker	23,719	0	23,719	*
John A. Cosentino, Jr.	5,974	0	5,974	*
Amir P. Rosenthal	13,793	0	13,793	*
C. Michael Jacobi	6,359	0	6,359	*
Phillip C. Widman	26,169	0	26,169	*
Terrence G. O’Connor	6,026	0	6,026	*
Sandra S. Froman	11,910	0	11,910	*
Michael O. Fifer	5,023	0	5,023	*
Rebecca S. Halsted	0	0	0	*

Christopher J. Killoy (also a Director)	150,395	0	150,395	0.9%
Thomas A. Dineen	51,752	0	51,752	*
Thomas P. Sullivan	40,267	0	40,267	*
Kevin B. Reid, Sr.	39,681	0	39,681	*
Shawn C. Leska	24,303	0	24,303	*
Directors and executive officers as a group: (8 non-management Directors, 1 Director who is also an executive officer, 1 Nominee for Director and 9 other executive officers)	509,814	0	509,814	2.9%

Notes to Beneficial Ownership Table

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2021 through December 31, 2021, (including with respect to prior years), all such forms were filed in a timely manner by the Company’s Officers, Directors and greater than 10% beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Board has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related-party transactions. The Company’s Code of Business Conduct and Ethics provides that, in order to ensure that the Company’s business decisions are not influenced by self-interest, transactions involving an actual or apparent conflict of interest on the part of an employee, Officer or Director may only be undertaken if (i) the conflicting interest is fully disclosed to the individual’s immediate supervisor, personnel manager, facility director or the General Counsel (or in the case of an Officer or Director, to the Board), (ii) the individual with the conflict of interest takes no part in the consideration and approval of the transaction and (iii) the transaction is approved only by persons who do not have a conflict of interest.

The Company contracted with the National Rifle Association (“NRA”) for some of its promotional and advertising activities. The Company paid the NRA $0.5 million in 2021. Ms. Froman serves as a Member of the Board of the NRA and does not receive any portion of the payments made by the Company to the NRA.

As discussed above under “DIRECTOR COMPENSATION,” Mr. Fifer, the Company’s former Chief Executive Officer, entered into a transition services and consulting agreement with the Company on August 1, 2016, pursuant to which he has agreed to provide certain consulting, advisory and other services to the Company for 6 years beginning on May 9, 2017, when he resigned as the Chief Executive Officer.

On November 10, 2020, the Company entered into the Amended Killoy Agreement with Mr. Killoy, the Chief Executive Officer of the Company, which amended and restated the 2016 Killoy Agreement by adding the following additional provisions: (i) Mr. Killoy to continue to serve as Chief Executive Officer of the Company until the 2025 Annual Meeting of the Company’s stockholders, and to resign from such position on such date, (ii) Mr. Killoy to receive a base salary of $700,000 per annum for such services, (iii) Mr. Killoy to provide certain consulting, advisory and other services to the Company following such resignation until December 31, 2026, (iv) the Company to compensate Mr. Killoy for such services at the rate of $500,000 per annum, (v) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the Chief Executive Officer of the Company and (vi) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Amended Killoy Agreement.

There were no other related-party transactions in 2021.

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PRINCIPAL STOCKHOLDERS

The following table sets forth as of December 31, 2021 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)
Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	2,792,671	15.9%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,888,300	10.7%
Common Stock	Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	1,030,575	5.9%

Notes to Principal Stockholder Table

(1)	Such information is as of December 31, 2021 and is derived exclusively from Schedules 13G or Schedules 13G/A filed by the named beneficial owners on or before April 7, 2022.

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PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT AUDITORS

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES

The following table summarizes the fees incurred by the Company for professional services rendered by RSM US LLP during fiscal years 2021 and 2020.

Principal Accountants’ Fees
	2021	2020
Audit Fees	$779,300	$758,900
Audit-Related Fees	$27,600	$27,600
Tax Fees	$15,500	$15,500
All Other Fees	-	-
Total Fees	$822,400	$802,000

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include audits of the Company’s employee benefit and compensation plans.

Tax Fees

Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company.

All Other Fees

Consist of fees billed for professional services related to miscellaneous matters including implementation of new accounting standards, transaction advisory services, and financial due diligence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for de minimis amounts under certain circumstances as prescribed by the Exchange Act. The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee. Any request to perform any such services must be submitted to the Audit Committee by the independent auditors and management of the Company and must include their views on the consistency of such request with the SEC’s rules on auditor independence.

All of the services of RSM US LLP which consisted of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for de minimis amounts or under any of the other circumstances as prescribed by the Exchange Act.

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Representatives of RSM US LLP will be participating in the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the ratification of RSM US LLP as the Company’s independent auditors.

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, enables stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules. This vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in this Proxy Statement.

As described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value by driving long-term growth in revenue and profitability. We seek to provide executive compensation that is competitive with companies that are similar to the Company. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at competitive levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average Company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our shareholders by rewarding improvement in selected financial metrics, and by using equity incentives. Please see our “Compensation Discussion and Analysis” and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal 2021 compensation of our Named Executive Officers.

Text of Resolution:

“RESOLVED, that the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis approved by the Compensation Committee of the Board and included in the Corporation’s 2022 Proxy Statement be submitted to a nonbinding advisory vote of the stockholders of the Corporation (the “Say on Pay Vote”) at the 2022 Annual Meeting of Stockholders.”

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company held a say-on-pay vote in connection with the 2021 Annual Meeting of Stockholders and currently intends to hold a say-on-pay vote on an annual basis hereafter.

The Company’s 2021 say-on-pay proposal received substantial stockholder support and was approved, on an advisory basis, by 95% of the votes cast at the 2021 Annual Meeting of Stockholders. The Compensation Committee and the other members of the Board of Directors have considered the results of such stockholder advisory vote on executive compensation and believe that this level of approval of the Company’s executive compensation program indicates our stockholders’ support of our compensation philosophy and goals.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” approval of the compensation policies and practice employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executive Officer compensation in this Proxy Statement.

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PROPOSAL NO. 4 – SHAREHOLDER PROPOSAL

CommonSpirit Health (hereinafter referred to as the “Proponent”), which owns the requisite share of Common Stock for such purposes, has notified the Company that it intends to present the following proposal at the Annual Meeting. Identical proposals were received from other Company stockholders after the Proponent. The proposal, as submitted, reads as follows:

STURM RUGER – 2022

HUMAN RIGHTS IMPACT ASSESSMENT

RESOLVED: Shareholders urge the Sturm Ruger board of directors to oversee a third party Human Right Impact Assessment (within a reasonable time and at a reasonable cost) which assesses and produces recommendations for improving the human rights impacts of its policies, practices and products, above and beyond legal and regulatory matters. Input from stakeholders, including human rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the assessment, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company's website.

WHEREAS:

The UN Guiding Principles on Business and Human Rights (UNGPs)1 state that companies have a responsibility to respect human rights within their operations and throughout their value chains. This responsibility entails that companies should know their human rights risks and impacts; take concrete steps to prevent, mitigate, and remediate adverse impacts when they occur; and publicly communicate how they are addressing their most severe impacts on people connected with their business.

The inherent lethality of firearms exposes all gun makers to elevated human rights risks. In selling its firearms to civilians, Ruger assumes they will be used safely, and while that is mainly the case, the grave threat for product misuse and resulting harm to society is not accounted for in Ruger's governance structures or in policies or practices that would mitigate this threat.

Pew Research Center surveys (2021) show that nearly half (48%) of Americans believe gun violence is a "very big problem in the country today."2 Gun violence increased during the pandemic and in the first nine months of 2021, gun deaths were up 9% and mass shootings up 15% over the same time period in 2020.3 While Sturm Ruger recently developed and posted a human rights policy to its website, the policy fails to address Ruger's most severe human rights risk; that of the potential harm that can result from the misuse of its firearms in violent events.

In 2019, in response to a shareholder proposal that achieved majority support, Ruger published a report on its measures to address gun safety.4 It should be noted that this report failed to put forward meaningful solutions to address gun violence. Moreover, the report did not assess or address the company's human rights risks.

Shareholders are increasingly urging their portfolio companies to put processes in place to identify, assess, and, where appropriate, address human rights risks. Human rights risks have direct implications for shareholder value and, depending on whether and how they are managed, can be a bellwether for a company's long-term viability.

A company's efforts to demonstrate that its policies and practices reflect internationally accepted human rights standards can lead to successful and sustainable business planning, and improved relations with customers, workers, communities, investors and business partners.

[1]https://www.ohchr.org/documents/publications/GuidingprincplesBusinesshr_eN.pdf

[2]https://www,pewresearch.org/fact-tank/2021/09/13/key-facts-about-americans-and-guns/

[3]https://www,cnn.com/2021/09/19/politics/gun-violence-spike-2021-explainer/index.html

[4]https://ruger.com/corporate/PDF/8K-2019-02-08.pdf

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Board of Directors Recommendation

The Board of Directors has carefully considered this proposal and, for the reasons summarized below, recommends that you vote AGAINST this proposal. The Company has led the industry on gun safety initiatives and has demonstrated a deep respect for human rights, which renders the proposal unnecessary. Moreover, the outcome that proponents advocate and actually seek will harm the Company, destroy shareholder value, and undermine the Second Amendment rights of the Company’s customers.

The Company Has a Deep Commitment to Human Rights

Proponents do not suggest, nor can they suggest, that the Company actively participates in, or is directly responsible for, any human rights violations. Proponents acknowledge that the Company has adopted a Human Rights Policy Statement detailing our commitment to respecting the human rights of stakeholders, including our employees, business partners, and the communities in which we operate.i This Policy Statement is buttressed by and complements other Company policies such as our Code of Business Conduct and Ethics, Equal Employment Opportunity and Anti-Discrimination Policy, and Corporate Compliance Program, to name a few. The Company’s approach to human rights is carefully crafted to consider the Company’s size and business, which allows the Company to manage reputational, financial, legal, and regulatory risks related to human rights. Our motto, Arms Makers For Responsible Citizens, aptly captures the Company philosophy and commitment to the lawful manufacture and sale of firearms.ii

In support of our core values of Respect, Integrity, Teamwork and Innovation, the Company dedicates substantial resources to promoting the safe, responsible, and lawful use of firearms by the consuming public. As detailed across our website, in our instruction manuals, in advertisements we have run and in the Shareholder Report issued by the Company in 2019 in response to a shareholder proposal requested by many of the same proponents who advance the current proposal, the Company has long been at the forefront of firearms safety and innovation. We offer resources for those new to the shooting sports to help acquaint them with the fundamentals of firearms safety, the importance of safe storage of their firearms, and the plethora of resources and programs available to them. In furtherance of these goals, the Company has obtained numerous patents related to safety innovation on its firearms, has shipped over 20 million gun locks, and offers strong support of industry-led firearms safety programs, such as the NSSF’s Project Childsafe, Own It? Respect It. Secure It., Operation Secure Store, and suicide prevention programs. Often dismissed by those lacking respect for the Second Amendment, these, and many other programs supported both financially and philosophically by the Company, are specifically designed to provide meaningful, workable solutions to the tragic consequences that can occur due to careless handling or intentional, criminal misuse of firearms.

Like many companies that have developed human rights policies, the Company firmly believes that its ability to support human rights is strongest in the areas over which it has the greatest control – that is, in its supply chain, in its employment practices, and in the communities in which it operates. While we assume responsibility for the Company’s direct actions, we lack the ability, resources, or authority to control the use of our products after they have left our control. Nonetheless, the proposal advanced by proponents seeks to have the Company address criminal conduct far removed from Company action.

Proponents concede that the vast majority of firearms are used lawfully and do not dispute that the Company meets its myriad legal obligations. Indeed, the proponents do not appear to suggest that our core customers – independent, federally licensed distributors of Ruger-branded firearms – are engaged in any of the criminal activities that they claim are the source of the alleged human rights violations at the heart of the proposal. Rather, the proponents focus on the criminal misuse of firearms, i.e., “violent events” many steps removed from the Company’s lawful manufacture and sale of products. By their own admission, the proponents seek: (1) to force the Company to adopt “policies, practices, and products . . . above and beyond” the laws and regulations that already govern virtually every aspect of our business, and (2) impose even more burdensome steps “to prevent, mitigate and remediate adverse impacts” of the criminal misuse of Company products.

In sum, despite their acknowledgement that the Company and its customers comply with applicable law and are not directly responsible for the human rights violations that underlie their proposal, and despite the Company’s already strong commitment to human rights, the proponents advocate that Ruger should adopt policies and practices that would require it to supplant law enforcement, conduct its own investigations, and assume responsibility for criminal misuse of products it manufactures, regardless of how remote the misuse. Such an effort is impracticable, as Ruger has neither the authority nor resources for such an endeavor, and doing so would be contrary to the fiduciary duty of the Board and management to shareholders to act in the best interests of the corporation.

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It is very possible that implementation of the proposal to the extent sought by the proponents would result in new costs and liabilities that would overwhelm our revenues and threaten our very ability to continue operations. Our focus on responsible manufacturing and selling would be shifted to policing end users many steps (and frequently years) removed, which is something that the Company lacks the resources, capabilities and authority to do.

Accordingly, the proposal is both unnecessary and detrimental to shareholder value.

Proponents Actual Goals Will Destroy Shareholder Value and Imperil the Company

In considering this proposal, we are mindful of the proponents and their ultimate goals and recommend that shareholders approach the proposal with those goals in mind. Although the proponents claim to seek what is in the Company’s “best interest,” in fact, they advocate a variety of positions and practices designed to infringe or curtail the Second Amendment rights of law-abiding citizens and significantly harm and undermine the very business they purport to care about so much. We know from experience that end users of Ruger products care very deeply about their Second Amendment rights, as do we, and taking positions that are contrary to those rights will bring only ruin and harm to the Company.

All proponents are members of the Interfaith Center on Corporate Responsibility (“ICCR”) and many are signatories to an Investor Statement on Gun Violence.iii This Statement details the proponents’ gun control goals, which they seek to implement via proposals such as the one they advance here. As the Company views the practical import of the Statement, these goals include: (1) forcing manufacturers to cease the lawful manufacture and sale of modern sporting rifles, which are among the most popular rifles with law-abiding American citizens; (2) restricting the ability of law-abiding citizens to defend themselves and lawfully enjoy the use of their firearms and standard-capacity magazines; (3) forcing manufacturers to develop so-called “smart guns,” which actual firearms purchasers do not trust and generally do not desire; (4) infringing upon the Second Amendment rights of Americans aged 18-21 by prohibiting them from purchasing firearms or ammunition; (5) depriving lawful firearms manufacturers of the ability to process or accept credit card payments unless the manufacturers adopt practices the ICCR advocates; (6) encouraging banks to discriminate against lawful firearm manufacturers; and (7) advocating that insurance companies abandon and discriminate against lawful firearms owners who choose to purchase firearms the ICCR does not find acceptable.

Despite miniscule ownership of Company stock, the proponents are using the proxy system to advance the gun control agenda they have been unable to achieve through legislative and other means. If they are successful here, however, they will do nothing to limit the availability of firearms in the marketplace. In fact, they will simply be punishing the Company and its shareholders, while strengthening the Company’s competitors, particularly those that are privately held and therefore not subject to this kind of gun-control-focused shareholder activism.

The Company’s efforts to engage the proponents confirm the proponents’ ulterior motives. By way of background, following receipt of a similar proposal from many of the same proponents in 2019, the parties were able to convene a dialogue pursuant to a non-disclosure agreement (“NDA”).iv After receiving the current proposal, which was accompanied by a claimed preference for continuation of the dialogue, the Company requested execution of an NDA virtually identical to the one proponents signed in 2019. In doing so, the Company reiterated why an NDA was appropriate and necessary to facilitate the dialogue, and a representative of the Company spoke directly to a representative of the lead filer to explain the Company’s concerns and rationale for the NDA. While acknowledging the Company’s concerns, proponents declined to sign the NDA. Proponents offered no alternative and, given the ICCR investor statement and the ICCR’s ties to organizations that overtly disparage and seek to harm the industry, engaging in a broad dialogue with no NDA protections is not something that the Company could accept.

Nonetheless, the Company considered how it might advance the dialogue the proponents claim to seek. To that end, in exchange for withdrawal of the proposal, the Company agreed to participate in a dialogue unrestricted by an NDA, but limited to the proponents’ concerns about the Company’s Human Rights Policy Statement. The proponents declined again, this time saying that “withdrawal of our proposal would be dependent upon the outcome of the meeting and shareholders' satisfaction that Sturm Ruger will make a firm commitment to addressing our concerns regarding its Human Rights Policy and incorporating meaningful changes.”

Notably absent from this demand is any request for a Human Rights Impact Assessment. Indeed, the request makes clear that the proponents’ real goal is to force the Company to adopt the “meaningful changes” they advocate as signatories to the ICCR investor statement which, again, are unacceptable to the Company, contrary to the interests of shareholders, and an affront to the guarantees conferred by the Second Amendment.

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Shareholders should not be persuaded by the human rights rhetoric advanced by proponents or the superficial appeal of the proposal. Rather, shareholders should examine carefully proponents’ effort to circumvent the legislative process and motivation to impose their will on lawful and responsible consumers of firearms. The Board will not be party to such an endeavor and recommends that shareholders vote AGAINST this proposal.

Vote Required

Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL FOUR.

[i]https://ruger.com/corporate/PDF/HumanRightsPolicyStatement.pdf

ii These and other efforts are detailed in the Company’s report to shareholders issued on February 9, 2019, which is available here: https://ruger.com/corporate/PDF/8K-2019-02-08.pdf

iiihttps://www.iccr.org/investor-statement-gun-violence

iv Proponents have acknowledged this and Sister Judy Byron (affiliated with Mercy Investment Services, one of the proponents here) specifically referenced it in her remarks during the Smith & Wesson annual meeting when she stated, “In fact, we were able to convene a very cordial and productive dialogue with team members at Sturm, Ruger last year.” https://www.iccr.org/sr-judy-byron%E2%80%99s-statement-smith-wesson-agm)

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COMPENSATION DISCUSSION AND ANALYSIS

How Did the Company Perform in 2021 and How Did We Compensate our Executives?

Despite the highly publicized challenges of tight labor markets, transportation and supply chain issues, and COVID-19 obstacles experienced during the year, 2021 was a year of great accomplishments and financial results. The exceptional work of our leadership teams at all of our facilities and our remarkable workforce of 1,900 dedicated employees allowed the Company to capitalize on strong consumer demand and achieve tremendous sales growth and profitability in 2021.

Highlights of 2021 include:

•

Increasing sales 28% from 2020,

•

Increasing production by 30% from 2020,

•

Increasing earnings by 73% from 2020,

•

Achieving $206.6 million of earnings before income taxes and earnings per share of $8.78,

•

Achieving 109% return on net operating assets,

•

Generating $172.3 million of cash from operations and EBITDA of $232.9 million,

•

Continuing its commitment to, and investment in, new product development, which resulted in the introduction of exciting new products. New product sales, which included the Ruger-57, the PC Charger, the MAX-9 pistol, the Wrangler, the LCP II in .22 LR, the LCP MAX pistol, and the Marlin 1895 lever-action rifle, represented $155.5 million, or 22%, of firearm sales,

•

Declaring and paying four regular quarterly dividends, resulting in the return of $59.1 million to shareholders, and

•

Ending the year with cash and short-term investments of $221.0 million and no debt.

Based on the 2021 performance, the Compensation Committee made the following compensation determinations with respect to the 2021 compensation for our Named Executive Officers:

•

Authorized the achievement of our performance-based non-equity incentive of 137.5% of target for the Company Officers;

•

Authorized the achievement of our performance-based non-equity incentive of 146.8% of target for certain eligible non-officer employees;

•

Authorized a Company-wide profit-sharing pool equal to 15% of the adjusted operating profit after full accrual of the profit sharing and bonuses; and

•

Determined that the performance criteria for the 2021, 2020, and 2019 annual performance-based equity awards were at least partially achieved. To date, achievement of the 2021, 2020 and 2019 awards total 67%, 133%, and 90%, respectively.

The Compensation Committee believes that these actions related to incentive compensation illustrate the alignment of our pay and performance for 2021. In light of the Company’s financial accomplishments and our pay-for-performance philosophy, the Compensation Committee recommends that our shareholders vote “FOR” this year’s resolution to approve the Named Executive Officer (“NEO”) compensation as described in this Proxy Statement.

What are the Company’s Philosophy and Objectives Regarding Compensation?

The Company’s executive compensation program is designed to align and reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company’s operations, its performance and its executive compensation.

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As a result of the Company’s equity and non-equity incentive plan awards, more than one half of the Named Executive Officers’ target compensation is considered “at risk” and linked directly to corporate performance.

What Are the Elements of the Company’s Executive Remuneration and the Objectives of Each?

Remuneration Element	Description	Primary Objectives
Base Salary	Reflects fixed compensation.	• Attract and retain employees over time • Provide a base level of total compensation to reflect an individual’s role and responsibilities
Annual Non-Equity Incentives	Comprised of a performance-based annual bonus and a profit-sharing program.	• Focus executives and employees on important short-term Company-wide performance goals • Recognize and reward overall annual business results and individual / team contributions
Equity Compensation

Certain executives also receive annual awards of restricted stock units. Certain of these awards have performance-based criteria and others have time-based vesting criteria.

Performance criteria include return on net operating assets.

•

Focus executives and employees on important long-term Company-wide performance goals including increases to the Company’s stock price over a period of several years, growth in its earnings, return on net operating assets, and other measurements of corporate performance

•

Align our executives with the interests of shareholders and deliver a superior rate of return

•

Retain executives and employees over time

Health, Welfare and Retirement Benefits	Generally reflect those benefits provided to our broad employee population.	• Attract and retain employees over time • Provide for the safety, security and wellness of employees
Severance Arrangements	Specific severance agreements for Officers that provide benefits when employment terminates as a result of a change in control or by the Company without cause.	• Facilitate the Company’s ability to attract and retain talented executives • Encourage executives and employees to remain focused on the Company’s business during times of corporate change

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How Does the Company Determine the Amount/Formula for Each Element?

Generally, each element of compensation, including base salaries and performance-based bonus and equity incentive opportunities, is evaluated independently and as a whole to determine whether it is competitive and reasonable within the market, as further described below. Each component of the target compensation for each of the Named Executive Officers is recommended by the Compensation Committee to the Board after:

•

Evaluating each executive’s current responsibilities and the scope and performance of the operations under their management;

•

Reviewing their individual experience and performance; and

•

Evaluating the balance of equity and non-equity compensation for each executive with the goal of fairly rewarding individual and group performance results.

The Compensation Committee also periodically evaluates components of each Named Executive Officer’s target compensation using benchmarking studies, as reported in the Company’s proxy statements for prior fiscal years. While the Compensation Committee did not retain a compensation consultant to prepare benchmarking studies for the 2021 fiscal year, a compensation consultant was used to evaluate our compensation structure, including the elements of compensation and the total target compensation, for the Named Executive Officers.

As a result of prior benchmarking studies and the compensation review in 2021, the Compensation Committee concluded that the total compensation of its executives fell within the parameters set by the Compensation Committee and meaningfully aligns executive compensation to Company performance.

How are Salaries Determined?

Salaries for executive officers are determined by considering the following factors without applying any specific formula to determine the weight of each factor:

•

current responsibilities of the Officer’s position, the scope and performance of the operations under their management;

•

the experience and performance of the individual;

•

market rates for compensation of new executives being recruited to the Company and by comparing those salaries to recruiting offers made to the Company’s executives by competitors; and

•

historical salaries paid by the Company to officers having certain duties and responsibilities.

Base salaries were not adjusted in 2021.

NAMED EXECUTIVE OFFICERS’ BASE SALARIES

Name	2021 Base Salary	Effective Date
Christopher J. Killoy(a)	$700,000	May 16, 2020
Thomas A. Dineen	$425,000	May 16, 2020
Thomas P. Sullivan	$375,000	May 16, 2020
Kevin B. Reid	$325,000	May 16, 2020
Shawn C. Leska	$300,000	May 16, 2020

(a)	See “DIRECTORS’ FEES AND OTHER COMPENSATION,” above, for a summary of Mr. Killoy’s compensation structure.

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How are Profit Sharing and Bonuses Determined?

Profit Sharing

The Company offers profit sharing to all of its employees. The amount of profit sharing is formula-based and is determined by the operating results of the Company. All employees participate in the program pro rata based on their actual base salary or hourly wage compensation. The amount of earnings that is paid quarterly as profit sharing is authorized by the Board of Directors, and is typically 15% of Adjusted Operating Profit (“AOP”) after accrual for all bonuses and profit sharing. AOP is a non-GAAP measure of operating profit adjusted to eliminate the impact of LIFO income or expense, overhead and direct labor rate changes, excess and obsolete inventory reserve changes and other income or expenses that we believe are related to longer periods of time, such as product recalls.

Based upon our 2021 AOP results of $208.8 million, our Named Executive Officers received the following profit sharing:

Name	2021 Profit Sharing
Christopher J. Killoy	$220,497
Thomas A. Dineen	$133,873
Thomas P. Sullivan	$118,123
Kevin B. Reid	$102,374
Shawn C. Leska	$ 94,499

Annual Performance-Based Non-equity Incentive (the annual Cash Bonus)

The Company offers an annual performance-based non-equity incentive award (i.e., cash bonus) to all but its most junior grade of employees. The amounts of the performance-based incentive award are based on a target compensation value for each individual and are authorized by the Board of Directors.

In 2021, the performance criteria for officers was based on the following:

○

80% Achievement of Target Income Before Income Taxes (“EBIT”)

○

20% Achievement of Non-Financial Objectives

For all other eligible employees, the performance criteria was based solely on the achievement of Target EBIT.

In February 2021, the Board of Directors established target (100%) achievement of the bonus at EBIT of $140.7 million. The 2021 actual achievement percentage for the EBIT criterion was adjusted up or down from 100% achievement by 1% for every $1,407,000 of EBIT above or below the established target. There was no minimum payout for the annual performance-based non-equity incentive. The maximum payout for the annual performance-based non-equity incentive is 200%.

Our actual EBIT in 2021 was $206.6 million or 146.8% of the goal.

The Board of Directors established six specific non-financial objectives for 2021 and determined that the achievement of five of the six objectives would constitute 100% achievement of the non-financial objectives (100% of the 20% of the total award). Due to their nature, partial achievement of some of the specific non-financial objectives would be recognized. The Board of Directors determined that four of six specific 2021 non-financial objectives were fully achieved by the Officers. In addition, significant achievement of the other two specific non-financial objectives was made, resulting in the achievement of 100% of the 20% of the total award. These non-financial objectives addressed important issues facing the Company, including employee retention, workplace safety, product quality, and new product development.

Therefore, the aggregate achievement of the annual performance-based non-equity incentive was 137.5% of the target award. The table below provides the 2021 target and actual performance-based incentive results for each of our Named Executive Officers.

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Performance-Based Non-Equity Awards
Name	2021 Base Salary	2021 Target Award		2021 Actual Award (b)
		% of Salary	$ Value
Christopher J. Killoy (a)	$700,000	100%	$700,000	$962,500
Thomas A. Dineen	$425,000	75%	$318,800	$438,300
Thomas P. Sullivan	$375,000	75%	$281,300	$386,700
Kevin B. Reid	$325,000	75%	$243,800	$335,200
Shawn C. Leska	$300,000	67%	$201,000	$275,000

(a)	See “DIRECTORS’ FEES AND OTHER COMPENSATION,” above, for a summary of Mr. Killoy’s compensation structure.
(b)	Represents target bonus dollar value time the sum of the EBIT payout (146.8% X 80% weighting) and the Non-Financial Objectives payout (100% X 20% weighting).

How are Equity Compensation Awards Determined?

Equity compensation is a significant component of the Company’s overall compensation philosophy and is built on the principles that it should seek to align participants’ actions and behaviors with stockholders’ interests, be market-competitive, and be able to attract, motivate and retain the best employees and Directors.

The annual performance-based equity award opportunity is subject to a performance-based vesting that needs to be satisfied to receive the award.

The amounts of the annual performance-based equity awards are based on a target compensation value for each Named Executive Officer and are authorized by the Board of Directors. The number of performance-based restricted stock units (“RSUs”) awarded are determined by taking the executive’s target award value for the performance-based equity compensation and dividing by the mean of high and low stock price on the effective date of the award. The table below shows the 2021 target performance-based equity incentive awards for each Named Executive Officer.

2021 Target Performance-Based Equity Award
Name	2021 Base Salary	% of Salary	$ Value	Number of RSUs Awarded
Christopher J. Killoy (c)	$700,000	125%	$875,000	12,811
Thomas A. Dineen	$425,000	75%	$318,800	4,667
Thomas P. Sullivan	$375,000	75%	$281,300	4,118
Kevin B. Reid	$325,000	75%	$243,800	3,569
Shawn C. Leska	$300,000	67%	$201,000	2,943

(c)	See “DIRECTORS’ FEES AND OTHER COMPENSATION,” above, for a summary of Mr. Killoy’s compensation structure.

For the 2021 performance-based equity awards, the Compensation Committee employed vesting criteria related to return on net operating assets and total shareholder return. Return on net operating assets is measured using three 1-year calculations, each year having equal weighting, with resulting payout as follows:

Percentage Achievement of Target	Resulting Payout (as a % of Target)
Less than 50%	No payout
50% to 100%	0% to 100%
100% to 150%	100% to 200%
Greater than 150%	200%

Any payout, to the extent earned, is made only after the 3-year performance period is completed based on our performance measured in terms of return on net operating assets, which then may be modified as follows: (i) if the

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Company’s TSR increases by up to ten percent (10%), then payout will increase by up to ten percentage points (10%); (ii) if the Company’s TSR decreases by up to ten percent (10%), then payout will decrease by up to ten percentage points (10%).

In addition, executives receive time-vesting restricted stock that cliff vests 100% after three years as long as the Named Executive Officer remains an employee on the vesting date. The Committee believes that time-vesting restricted stock provides a strong retention incentive and supports our objectives of attraction and retention. The table below shows the 2021 target time-vesting equity incentive awards for each Named Executive Officer.

2021 Target Time-Vesting Equity Award
Name	2021 Base Salary	% of Salary	$ Value	Number of RSUs Awarded
Christopher J. Killoy (d)	$700,000	125%	$875,000	12,811
Thomas A. Dineen	$425,000	75%	$318,800	4,667
Thomas P. Sullivan	$375,000	75%	$281,300	4,118
Kevin B. Reid	$325,000	75%	$243,800	3,569
Shawn C. Leska	$300,000	67%	$201,000	2,943

(d)	See “DIRECTORS’ FEES AND OTHER COMPENSATION,” above, for a summary of Mr. Killoy’s compensation structure.

Clawback Policy; Hedging Policy

The Company has an Executive Compensation Clawback Policy whereby the performance-based compensation of the Company’s executive officers is subject to clawback provisions in the event of fraud or intentional illegal conduct that requires the restatement of the Company’s financial results. A copy of this policy is posted on the Company’s website at www.ruger.com.

The Company has an Insider Trading Policy, but has not adopted any formal practices or policies regarding the ability of employees (including Officers) or Directors to purchase financial instruments for the purposes of hedging or offsetting any decrease in the market value of securities granted to the employee or Director as part of the compensation of the employee or Director or that are held, directly or indirectly, by the employee or Director.

What are the Company’s Health, Welfare and Retirement Benefits?

The Company offers the same health, welfare and retirement benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance, 401(k) plan and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the “SUMMARY COMPENSATION TABLE” below.

Additionally, Officers are covered under the Company’s business travel accident insurance policy for ten times their base salary, up to a maximum of $5,000,000, while traveling at any time. Officers are also covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service.

Does the Company Provide Perquisites?

The Company believes in limited perquisites for its Directors and executive officers and does not include common perquisites such as company cars or club memberships. Authorized perquisites include discounts on Company products, which are available to all Company employees and Directors. Additionally, the Company has a Relocation Policy covering all employees based on their grade level that provides various levels of temporary living and relocation expense reimbursements, payment of related taxes, and the use of Company vehicles for business travel. Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

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How is the Chief Executive Officer’s Performance Evaluated and Compensation Determined?

The Nominating and Corporate Governance Committee, the Compensation Committee and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:

•

To promote and require the highest ethical conduct by all Company employees and demonstrate personal integrity consistent with the Company’s Corporate Board Governance Guidelines.

•

To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

•

To align physical, human, financial and organizational resources with strategies.

•

To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company’s success.

•

To establish a succession planning process in order to select, coordinate, evaluate and promote the best management team.

•

To keep the Board informed on strategic and business issues.

Evaluation of the Chief Executive Officer’s performance with regard to these job objectives is rated on the following business skills and performance achievement:

•

Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

•

Strategic Planning: his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic objectives.

•

Financial Goals and Systems: his establishment of appropriate and longer-term financial objectives and ability to consistently achieve these goals and ensure that appropriate systems are maintained to protect assets and control operations.

•

Financial Results: his ability to meet or exceed the financial expectations of stockholders, including improvement in operating revenue, cash flow, net income, earnings per share and share price.

•

Succession Planning: his development, recruitment, retention, motivation and supervision of an effective senior management team capable of achieving objectives.

•

Human Resources: his development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

•

Communication: his ability to serve as the Company’s chief spokesperson and communicate effectively with stockholders and all stakeholders.

•

Industry Relations: his ensuring that the Company and its operating units contribute appropriately to the well-being of their communities and industries, and representation of the Company in community and industry affairs.

•

Board Relations: his ability to work closely with the Board to keep it fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.

The Chief Executive Officer’s compensation levels are determined after performance evaluations based on published and commissioned compensation studies, the Chief Executive Officer’s demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

The Board of Directors may periodically increase Mr. Killoy’s compensation based on analyses of competitive compensation as discussed above.

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What are the Company’s Governance Practices Regarding Compensation?

Stockholders:	The 2017 Stock Incentive Plan was approved by the stockholders at the Company’s 2017 Annual Meeting. The Company does not have any stock plans that are not stockholder-approved.
Board and Compensation Committee and Nominating and Corporate Governance Committee:

The Compensation Committee and the Board determine the compensation of the Company’s executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee, which is composed entirely of independent, non-management Directors, establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for the development of our executive compensation philosophy, the recommendation of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements. In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board. The full Board reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee.

Management:

The Chief Executive Officer’s views regarding the performance and recommended compensation levels for the Company’s executive officers are discussed with all of the independent, non-management Directors.

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What are the Company’s Governance Practices Regarding Stock Awards?

The Board has established the following practices and policies regarding stock awards:

•

The Company’s policy for setting the timing of equity grants does not allow executives to have any role in choosing the price of their equity awards;

•

The Company has never “back dated” or re-priced equity awards, and the 2017 Stock Incentive Plan states that re-pricing of options or other stock awards is not allowed;

•

The Company began utilizing restricted stock units, rather than stock options, for all employee equity awards effective in 2009;

•

Equity awards for employees are generally issued on the fourth business day following the public quarterly filing of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to assimilate the current financial information, and will be valued at the mean between the highest and lowest sales prices of the Company’s common stock on the NYSE on the date of issue; and

•

Annual performance-based equity awards for executive officers and certain employees are generally approved at the first Board meeting of each year and issued on the fourth business day following the public filing of the Company’s Form 10-K.

The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate equity awards for officers and employees. All equity awards for the Named Executive Officers have been and will continue to be subject to the approval of the Compensation Committee and ratification by the full Board.

How does the Compensation Committee Utilize Independent Consultants?

Periodically, as provided for in the Compensation Committee Charter, the Compensation Committee retains an independent compensation consultant. The Committee determines the work to be performed by the consultant and has the ultimate authority to retain and terminate the consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

How does the Company Evaluate its Compensation Program Risks?

The Compensation Committee evaluates risk deriving from compensation programs, and does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company for the following reasons:

•

Executive compensation is structured to consist of both fixed compensation, which provides a steady income stream regardless of stock price performance, and variable incentive compensation, which is designed to reward both short-term and long-term corporate performance and shareholder returns. Fixed, base-salary compensation is both market-competitive and sufficient to make risk-taking to achieve a living wage unnecessary. Short-term cash incentive compensation is awarded based on achievement of operating profit goals, while significant weighting toward long-term equity incentive compensation based on multi-year operating performance and total shareholder return targets discourages short-term risk-taking;

•

The variable elements of cash compensation are contingent upon the achievement of pre-determined profitability goals, and the variable elements of equity compensation are contingent upon, among other things, the Company’s return on net operating assets. Due to the nature of the Company’s business, there is minimal subjectivity in the financial results on which this compensation is based;

•

Performance goals are applicable Company-wide to our executives and employees alike to encourage consistent behavior throughout the organization;

•

Approval of the Board of Directors is required prior to the payment of any incentive compensation;

•

Equity ownership guidelines of five times base salary for the CEO and three times base salary for senior vice presidents, and two times base salary for the other NEOs discourage excessive risk taking by providing an incentive for executives to consider the Company’s long-term interests, because a portion of their personal investment portfolio consists of Company stock; and

•

The Company has internal controls over the measurement and calculation of performance goals, and all employees are required to receive annual compliance training under our Corporate Board Governance Guidelines, which cover, among other things, accuracy of books and records.

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EXECUTIVE COMPENSATION

The following table summarizes the target cash and equity compensation approved by the Board of Directors for each of the executive officers named in the Summary Compensation Table for 2019 through 2021. See “SUMMARY COMPENSATION TABLE” below for actual compensation earned by the Named Executive Officers in 2019, 2020 and 2021.

TARGET COMPENSATION TABLE

		Cash Compensation				Equity Compensation
Named Executive Officer and Principal Position	Year	Salary (1)	Bonus	Profit Sharing	Performance Based Non-Equity Compensation Opportunity	Performance Based Stock Award Opportunity (2)	Retention Award Opportunity (3)	All Other Compen- sation (4)	Total Target Compensation

Christopher J. Killoy President and Chief Executive Officer	2021 2020 2019	$700,000 $700,000 $500,000	$0 $0 $0	$105,000 $105,000 $75,000	$700,000 $700,000 $500,000	$875,000 $875,000 $500,000	$875,000 $875,000 $500,000	$180,000 $67,624 $35,881	$3,435,000 $3,322,624 $2,110,881
Thomas A. Dineen Senior Vice President, Treasurer and Chief Financial Officer	2021 2020 2019	$425,000 $425,000 $350,000	$0 $0 $0	$63,800 $63,800 $52,500	$318,800 $318,800 $233,450	$318,800 $318,800 $233,450	$318,800 $318,800 $233,450	$225,000 $40,996 $27,077	$1,670,200 $1,486,196 $1,129,927
Thomas P. Sullivan Senior Vice President of Operations	2021 2020 2019	$375,000 $375,000 $350,000	$0 $0 $0	$56,000 $56,000 $52,500	$281,300 $281,300 $233,450	$281,300 $281,300 $233,450	$281,300 $281,300 $233,450	$230,000 $43,318 $28,157	$1,504,900 $1,318,218 $1,131,007
Kevin B. Reid Vice President, General Counsel	2021 2020 2019	$325,000 $325,000 $300,000	$0 $0 $0	$48,800 $48,800 $45,000	$243,800 $243,800 $200,100	$243,800 $243,800 $200,100	$243,800 $243,800 $200,100	$180,000 $40,431 $28,083	$1,285,200 $1,145,631 $973,383
Shawn C. Leska Vice President of Sales	2021 2020 2019	$300,000 $300,000 $275,000	$0 $0 $0	$45,000 $45,000 $41,250	$201,000 $201,000 $183,425	$201,000 $201,000 $183,425	$201,000 $201,000 $183,425	$160,000 $43,541 $26,518	$1,108,000 $991,541 $893,043

Notes to Target Compensation Table

(1)

Salary increases, if any, for the Named Executive Officers are generally approved at the first Board meeting of each calendar year, and are effective as soon as practicable thereafter. Target salary amounts may therefore not tie to actual salaries shown in the “SUMMARY COMPENSATION TABLE” below. See “DIRECTORS’ FEES AND OTHER COMPENSATION” above for an explanation regarding Mr. Killoy’s salary.

(2)	Represents performance-based RSU awards as described in the Compensation Discussion and Analysis section titled, “How are Equity Compensation Awards Determined?”

(3)	The NEOs received annual RSU retention awards equal to their annual performance-based equity compensation opportunity.

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(4)

Represents accrued dividends paid upon issuance of vested equity awards and the employer matching contributions made under the Company’s 401(k) Plan. Actual “All Other Compensation” received may include additional “fringe benefit” items as shown in the “SUMMARY ALL OTHER COMPENSATION TABLE” below.

2021 SUMMARY COMPENSATION TABLE

The following table summarizes total compensation paid or earned by the Company’s Named Executive Officers during 2021.

		Cash Compensation				Equity Compensation
Named Executive Officer and Principal Position	Year	Salary	Bonus (1)	Profit Sharing (2)	Perfor- mance Based Non- Equity Compen- sation Awards (3)	Stock Option Awards	Perfor- mance Based Stock Awards (4)	Time Based Stock Awards (5)	Change in Pension Value, Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation (6)	Total Compen- sation

Christopher J. Killoy President and Chief Executive Officer	2021 2020 2019	$700,000 $625,000 $500,000	$0 $46,875 $0	$220,497 $126,710 $39,967	$962,500 $1,203,125 $332,449	$0 $0 $0	$875,000 $875,000 $500,000	$875,000 $875,000 $500,000	$0 $0 $0	$182,698 $67,624 $50,548	$3,815,695 $3,819,334 $1,922,964
Thomas A. Dineen Senior Vice President, Treasurer and Chief Financial Officer	2021 2020 2019	$425,000 $396,875 $350,000	$0 $22,324 $0	$133,873 $79,583 $27,977	$438,281 $572,988 $155,143	$0 $0 $0	$318,800 $318,800 $233,450	$318,800 $318,800 $233,450	$0 $0 $0	$226,545 $40,996 $38,905	$1,861,299 $1,750,366 $1,038,925
Thomas P. Sullivan Senior Vice President of Operations	2021 2020 2019	$375,000 $365,625 $350,000	$0 $20,566 $0	$118,123 $72,573 $27,977	$386,719 $527,871 $155,143	$0 $0 $0	$281,300 $281,300 $233,450	$281,300 $281,300 $233,450	$0 $0 $0	$231,282 $43,318 $39,985	$1,673,724 $1,592,553 $1,040,005
Kevin B. Reid Vice President, General Counsel	2021 2020 2019	$325,000 $315,625 $297,083	$0 $17,754 $0	$102,374 $62,706 $22,594	$335,156 $455,684 $131,687	$0 $0 $0	$243,800 $243,800 $200,000	$243,800 $243,800 $200,000	$0 $0 $0	$183,201 $40,431 $38,531	$1,433,331 $1,379,800 $889,895
Shawn C. Leska Vice President of Sales	2021 2020 2019	$300,000 $290,625 $272,083	$0 $14,531 $0	$94,499 $57,772 $20,596	$275,000 $372,969 $120,605	$0 $0 $0	$201,000 $201,000 $183,400	$201,000 $201,000 $183,400	$0 $0 $0	$164,089 $43,541 $35,980	$1,235,588 $1,181,438 $816,064

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Notes to Summary Compensation Table

(1)	This column represents a discretionary bonus between 5.0% and 7.5% of salary for each of the Named Executive Officers authorized by the Board of Directors in 2021.

(2)

See Compensation Discussion and Analysis section titled, “How are Profit Sharing and Bonuses Determined?” above for an explanation of how the amount of profit sharing is determined and then allocated amongst recipients.

(3)

See Compensation Discussion and Analysis section titled “How are Profit Sharing and Bonuses Determined” and “TARGET COMPENSATION TABLE” above for further information regarding the Named Executive Officers’ performance-based compensation.

(4)

See Note 16 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021 TABLE” below for further information regarding stock options and restricted stock units granted to each Named Executive Officer.

(5)	This column represents time-based retention awards subject to continued employment until, and cliff vesting as of the vesting date.

(6)	See “SUMMARY ALL OTHER COMPENSATION TABLE” below for additional information.

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SUMMARY ALL OTHER COMPENSATION TABLE

Named Executive Officer	Year	Taxable Value of Perquisites Received (1)	Taxable Premiums Paid by the Company for Group Term Life Insurance	Company Matching and Discretionary 401(k) Plan Contributions (2)	Accrued Dividends Related to Equity Awards (3)	Total

Christopher J. Killoy	2021 2020 2019	$0 $0 $0	$7,524 $6,732 $8,052	$26,100 $25,650 $25,200	$149,074 $35,242 $17,296	$182,698 $67,624 $50,548
Thomas A. Dineen	2021 2020 2019	$0 $0 $0	$2,622 $1,242 $1,242	$26,100 $25,650 $25,200	$197,823 $14,104 $12,463	$226,545 $40,996 $38,905
Thomas P. Sullivan	2021 2020 2019	$0 $0 $0	$7,359 $3,564 $2,322	$26,100 $25,650 $25,200	$197,823 $14,104 $12,463	$231,282 $43,318 $39,985
Kevin B. Reid	2021 2020 2019	$0 $0 $0	$7,326 $2,322 $2,322	$26,100 $25,650 $25,200	$149,775 $12,459 $11,009	$183,201 $40,431 $38,531
Shawn C. Leska	2021 2020 2019	$0 $0 $0	$2,346 $810 $810	$26,100 $25,650 $25,200	$135,643 $17,081 $9,970	$164,089 $43,541 $35,980

Notes to All Other Compensation Table

(1)	Represents the reportable taxable value of Company products received, for travel expenses, and for executive physicals for Named Executive Officers.

(2)

Consists of matching contributions made under the Company’s 401(k) Plan to the Named Executive Officers who participated in the 401(k) Plan, based on their deferrals for each 401(k) Plan year. Also includes supplemental employer discretionary contributions made to all plan participants.

(3)	Consists of accrued dividends paid upon the vesting and conversion of RSUs awarded in prior years.

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CHIEF EXECUTIVE OFFICER PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer. To determine the median employee, the Company considered the 2021 W-2 earnings for all 1,982 of its employees as of December 31, 2021. No adjustments were made to the W-2 earnings and no estimates were used in this determination. The annual total compensation of the median employee and Mr. Killoy were determined in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K. The median employee’s annual total compensation for 2021 was $54,777. Mr. Killoy’s annual total compensation for purposes of this calculation in 2021 was $3,815,695. The ratio of Mr. Killoy’s total annual compensation in 2021 to the median annual total compensation in 2021 for all employees excluding Mr. Killoy was 69.7 to 1.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following Grants of Plan-Based Awards table accompanies the Summary Compensation Table and provides additional detail regarding grants of incentive-plan based equity awards made in 2021.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)	Exercise price of option awards or base price of stock awards (4) ($/Share)	Grant date fair value of stock and option awards (5)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Killoy	1/1/21 2/24/21 2/24/21	$350,000 - -	$700,000 - -	$1,400,000 - -	- - 128	- - 12,811	- - 25,622	- 12,811 -	- - -	- $68.30 $68.30	- $875,000 $875,000
Thomas A. Dineen	1/1/21 2/24/21 2/24/21	$159,400 - -	$318,800 - -	$637,600 - -	- - 47	- - 4,667	- - 9,334	- 4,667 -	- - -	- $68.30 $68.30	- $318,800 $318,800
Thomas P. Sullivan	1/1/21 2/24/21 2/24/21	$140,700 - -	$281,300 - -	$562,600 - -	- - 41	- - 4,118	- - 8,236	- 4,118 -	- - -	- $68.30 $68.30	- $281,300 $281,300
Kevin B. Reid	1/1/21 2/24/21 2/24/21	$121,900 - -	$243,800 - -	$487,600 - -	- - 36	- - 3,569	- - 7,138	- 3,569 -	- - -	- $68.30 $68.30	- $243,800 $243,800
Shawn C. Leska	1/1/21 2/24/21 2/24/21	$100,500 - -	$201,000 - -	$402,000 - -	- - 29	- - 2,943	- - 5,886	- 2,943 -	- - -	- $68.30 $68.30	- $201,000 $201,000

Notes to Grant of Plan-Based Awards Table

(1)

Each of our executive officers receive cash incentive compensation for our company-wide financial performance as a result of our achieving the pre-established targets set out in our Annual Performance-based Non-equity Incentive (the Annual Cash Bonus). The amounts in these columns represent the estimated possible payouts that could have occurred under the Annual Performance-based Non-equity Incentive. The actual amount paid to each Named Executive Officer with respect to the Annual Performance-based Non-equity Incentive award granted to such Named Executive Officer in 2021 is set forth in the 2021 Summary Compensation Table above, and no further amounts will be paid to the Named Executive Officers with respect to those awards.

(2)

This column sets forth the number of shares of Common Stock underlying the RSU awards with performance-based and time-based vesting conditions that were granted to the Named Executive Officers. The performance-based vesting conditions are based on the return on net operating assets and the total shareholder return. If the Named Executive Officers do not satisfy the performance-based vesting conditions with respect to such RSU awards, or the Named Executive Officers leave the Company prior to the end of the time-based vesting period (other than by reason of retirement, death, or disability), such awards will not vest, and the Named Executive Officers will not receive any shares of Common Stock with respect to such awards. See Compensation Discussion and Analysis section titled “How are Equity Compensation Awards Determined” and “TARGET COMPENSATION TABLE” above for further information regarding the Named Executive Officers’ performance-based RSU compensation.

(3)

This column sets forth the number of shares of Common Stock underlying the RSU awards with time-based vesting conditions that were granted to the Named Executive Officers. See “What Are the Elements of the Company’s Executive Remuneration and the Objectives of Each?” above for further information.

(4)	The base price of the RSU awards was the mean of the highest and lowest sales price of the Common Stock as of the date of grant.

(5)

Amounts shown represent the total grant date fair value calculated in accordance with the provisions of FASB ASC 718, and are shown at the target unit value expected upon achievement of the performance or time-based goals of the awards. See Note 16 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021 TABLE

The following table reflects outstanding equity grants as of December 31, 2021 for the Named Executive Officers.

	OPTION AWARDS (2)					STOCK AWARDS (1)
Named Executive Officer	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested	Grant Date Value of Shares or Units of Stock That Have Not Vested (3)	Equity incentive plan awards: Number of unearned Shares, Units or Other Rights That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)
Christopher J. Killoy							$875,000 $875,000 $700,000 $700,000 $500,000 $500,000 $2,480,800	12,811 12,811 14,797 14,797 8,417 8,417 40,000	$871,404 $871,404 $1,006,492 $1,006,492 $572,524 $572,524 $2,720,800

Thomas A. Dineen							$318,800 $318,800 $318,800 $318,800 $233,500 $233,500	4,667 4,667 5,390 5,390 3,930 3,930	$317,449 $317,449 $366,628 $366,628 $267,319 $267,319

Thomas P. Sullivan							$281,300 $281,300 $281,300 $281,300 $233,500 $233,500	4,118 4,118 4,756 4,756 3,930 3,930	$280,106 $280,106 $323,503 $323,503 $267,319 $267,319

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	OPTION AWARDS (2)					STOCK AWARDS (1)
Named Executive Officer	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested	Grant Date Value of Shares or Units of Stock That Have Not Vested (3)	Equity incentive plan awards: Number of unearned Shares, Units or Other Rights That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)
Kevin B. Reid							$243,800 $243,800 $243,800 $243,800 $200,100 $200,100	3,569 3,569 4,122 4,122 3,368 3,368	$242,763 $242,763 $280,378 $280,378 $229,091 $229,091

Shawn C. Leska							$201,000 $201,000 $201,000 $201,000 $183,400 $183,400	2,943 2,943 3,384 3,384 3,088 3,088	$200,183 $200,183 $230,180 $230,180 $210,046 $210,046

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)

Awards of restricted stock unit awards include:

•

Performance-based RSUs: Performance-based RSUs have performance triggers.

•

Time-Based RSUs: The Retention RSUs for 2019, 2020, and 2021 are time-based retention awards and are subject to continued employment until, and cliff vesting as of the third anniversary of each applicable award date.

(2)	There were no outstanding option awards for the Named Executive Officers as of December 31, 2021.

(3)

Amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the target unit value expected upon achievement of the time-based goals of the awards.

(4)	Amounts shown represent the fair market value of the awards based on the $68.02 closing price of the Company’s Common Stock on December 31, 2021.

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OPTION EXERCISES AND STOCK VESTED IN 2021 TABLE

The following table sets forth the value of equity realized by the Named Executive Officers upon the vesting of restricted stock units that converted into shares of stock during 2021. (For further information on stock options and grants made in 2021 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting
Christopher J. Killoy			17,876	$1,227,400
Thomas A. Dineen			8,346	$573,100
Thomas P. Sullivan			8,346	$573,100
Kevin B. Reid			6,319	$433,900
Shawn C. Leska			5,723	$393,000
Total			46,610	$3,200,500

Notes to Options Exercised and Stock Vested Table

(1)	The amounts shown represent the aggregate gross number of shares acquired by the Named Executive Officers upon the exercising of stock options and/or the vesting of stock awards.

(2)

The amounts shown represent the aggregate dollar amount realized by the Named Executive Officers upon the exercising of stock options and/or the vesting of stock awards. The aggregate dollar amount realized upon the exercise of stock options is calculated by determining the difference between the closing price of the Common Stock at exercise and the exercise price of the options. The aggregate dollar amount realized upon the vesting of stock awards is calculated by multiplying the number of shares of stock vested by the closing price of the Common Stock on the vesting date.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments on Change in Control

In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders. For that reason, the Company has entered into severance agreements with each current Named Executive Officer designed to provide salary and medical benefit continuance in the event of the termination of his employment under certain circumstances. The Company’s severance agreements, other than the Amended Killoy Agreement, are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. There are also change-in-control provisions in the Company’s stock option, restricted stock unit and restricted stock award agreements.

Covered Terminations and Severance Payments Pursuant to Change in Control Agreements

Except for the Amended Killoy Agreement, each of the current Named Executive Officers’ severance agreements provide for the following severance benefits, if during the term of the agreement: (A) he is terminated without cause or (B) there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he or the Company terminates his employment. In the situation described in clause (A) above, each current Named Executive Officer other than Mr. Killoy will receive a lump sum cash payment equal to 12 months of his annual base salary, if employed for less than five years, or 18 months of his annual base salary if employed for five or more years, and continued insurance benefits. The Amended Killoy Agreement provides for 24 months of Mr. Killoy’s annual base salary and continued insurance benefits. In the situation described in clause (B) above, each Named Executive Officer other than Mr. Killoy will receive a lump sum cash payment equal to one and one half times (18 months) the sum of (i) his annual base salary and (ii) 100% of his target cash bonus, along with continued insurance benefits. In the situation described in clause (B) above, Mr. Killoy will receive a lump sum cash payment equal to two times (24 months) the sum of (i) his annual base salary and (ii) 100% of his target cash bonus, along with continued insurance benefits. In both cases, such continued insurance benefits are to be paid to the Named Executive Officer net of employee contributions for a period equal to the number of months of severance pay.

In all cases, payment of severance benefits will be subject to the six-month deferral requirements under the IRS Tax Code Section 409A. Each of the severance agreements (other than the Amended Killoy Agreement) has a one-year term, subject to automatic renewal on each anniversary of its execution date unless (A) the Named Executive Officer gives notice of his intention to terminate his employment, or (B) the Company gives notice of its intention not to renew the agreement at least 360 days in advance. The amount of severance and benefits are generally determined based on competitive market practices for executives at this level. The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is equity-based.

Change in Control Events and Severance Benefits Not Covered by the Severance Agreements

The 2017 Stock Incentive Plan provides for accelerated vesting of stock awards that an executive has already received, not for additional payments or awards. The 2017 Stock Incentive Plan generally provides for a single trigger change in control accelerated vesting component, which will apply unless, (i) in the case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation assumes the outstanding awards previously issued under the 2017 Stock Incentive Plan or substitutes equivalent awards for such previously-issued awards, or (ii) such outstanding awards are cancelled and paid out in connection with the change in control. The Compensation Committee has the authority to provide for different treatment of individual awards granted to executives upon the occurrence of a change in control event. Certain of the stock awards issued to executives are subject to double trigger vesting, which awards will only be subject to accelerated vesting upon the occurrence of a change of control event and a termination of the applicable award recipient’s employment in connection with such event.

Change in Control Definition

Generally, under the severance agreements and the 2017 Stock Incentive Plan, a “Change in Control” will be deemed to have occurred:

•

When any person acquires a significant percentage of the voting power of the Company (25% or more under the 2017 Stock Incentive Plan);

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•

If a majority of the Board members change, unless the new Directors are elected or nominated for election by at least two-thirds of the existing Board members;

•

Upon the acquisition of all or substantially all of the Company’s assets;

•

Upon the merger or consolidation of the Company with any other person, other than a merger or consolidation (i) pursuant to which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent at least a majority of the combined voting power of the securities of the Company, the surviving entity or any parent company outstanding immediately after such merger or consolidation or (ii) that is effected solely to implement a recapitalization of the Company in which no person is or becomes the owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

•

Upon the liquidation or dissolution of the Company (with approval of the stockholders).

Termination by Death or Disability

In the event of death or disability, executives receive no payment other than through life insurance or disability insurance available to salaried employees generally. Subject to the terms of the applicable award agreements, (i) performance-based restricted stock unit awards with performance-based vesting terms that are based on the Company’s achievement of a minimum AOP target over a specified period that have met the performance-based AOP trigger and (ii) retention-based restricted stock unit awards will generally become issuable in the event of disability or death. The performance-based equity awards made since 2017, which provide for vesting based in whole or in part upon return on net operating assets, provide for partial vesting in the event of the death or disability of the recipient for each completed fiscal year in the three-year performance period, subject to the terms of the award agreements.

In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.

Termination by Retirement

Executives were eligible to participate in the Company’s Pension Plan until December 31, 2007, the effective date of the plan’s “freeze.” None of the Named Executive Officers was eligible for normal retirement, and none of the Named Executive Officers accrued service under the Pension Plan beyond December 31, 2007. Employees are eligible for normal retirement when they have worked for the Company for at least five years and reached age 65 and are eligible for early retirement when they have worked for the Company for at least 10 years and reached age 59-1/2. Pension benefits are described under “PENSION PLANS” below. Subject to the terms of the applicable award agreements, performance-based restricted stock unit awards with performance-based vesting terms that are based on the Company’s achievement of a minimum AOP target over a specified period that have met the performance-based AOP trigger will generally become issuable in the event of retirement. The performance-based equity awards made since 2017, which provide for vesting based in whole or in part upon total shareholder return metrics, provide for partial vesting in the event of the retirement of the recipient for each completed fiscal year in the three-year performance period. Retention-based restricted stock unit awards will be forfeited in the event of retirement before their vesting date.

In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.

Voluntary and Involuntary Termination

The severance benefits for the Named Executive Officers include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 24 months. The Amended Killoy Agreement provides for 24 months of Mr. Killoy’s annual base salary and continued insurance benefits in the event Mr. Killoy is terminated without cause, resigns for good reason (as defined in the Amended Killoy Agreement) or there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he or the Company terminates his employment. Performance-based restricted stock unit awards generally terminate upon the date of voluntary or involuntary termination, whether or not the award has met the performance-based trigger, however, the performance-based restricted stock awards made since 2017 provide for partial vesting in the event of an involuntary termination of the recipient’s employment with the Company without cause for each completed fiscal year in the three-year performance period. In the case of involuntary termination without cause, retention-based stock unit awards will be issuable based on the number of days of service elapsed since the award date divided by the number of days from the award date to the full vesting date.

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If any employee voluntarily or involuntarily without cause terminates his or her employment, the employee will receive his or her bonus to the extent earned. If an employee is terminated for cause, any bonus is forfeited.

Retention and Transition Agreements

The Company may enter into retention or “transition” agreements from time to time with executives who retire or voluntarily terminate their employment with the Company in order to facilitate the management transition of the executives’ areas of responsibility. There are no retention or transition agreements in effect as of the date of this Proxy Statement, other than (1) the Fifer Agreement, which provides for (i) Mr. Fifer to provide certain consulting, advisory and other services to the Company for 6 years beginning on such May 9, 2017, (ii) the Company to compensate Fifer for such services at the rate of $350,000 per annum, (iii) the continued vesting of Mr. Fifer’s restricted stock unit awards during the period he provides such services and (iv) a prohibition against Mr. Fifer engaging in certain activities that compete or interfere with the Company from August 1, 2016 through the second anniversary of the end of the period he is providing services under the Fifer Agreement, and (2) the Amended Killoy Agreement, which provides for (i) Mr. Killoy to continue to serve as Chief Executive Officer of the Company until the 2025 Annual Meeting of the Company’s stockholders, and to resign from such position on such date, (ii) Mr. Killoy to receive a base salary of $700,000 per annum for such services, (iii) Mr. Killoy to provide certain consulting, advisory and other services to the Company following such resignation until December 31, 2026, (iv) the Company to compensate Mr. Killoy for such services at the rate of $500,000 per annum, (v) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the Chief Executive Officer of the Company and (vi) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Amended Killoy Agreement.

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POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE

The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company’s Named Executive Officers as of December 31, 2021. The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally.

Named Executive Officer	Severance Agreement	Performance- Based Non-Equity Compensation Payment (1)	Number of Equity Awards- That Vest (2)	Continuation of Medical Welfare Benefits (3)	Aggregate Payments (4)
Christopher J. Killoy
Change In Control
Termination	$1,400,000	$1,400,000	112,050	$43,800	$2,843,800
Termination without Cause (5)	$1,400,000	$0	59,352	$43,800	$1,443,800
Retirement	n/a	$700,000	-	$0	$700,000
Death or Disability	n/a	$700,000	112,050	$0	$700,000
Thomas A. Dineen
Change In Control
Termination	$637,500	$478,200	27,974	$32,900	$1,148,600
Termination without Cause	$637,500	$0	9,079	$32,900	$670,400
Retirement	n/a	$318,800	-	$0	$318,800
Death or Disability	n/a	$318,800	27,974	$0	$318,800
Thomas P. Sullivan
Change In Control
Termination	$562,500	$421,950	25,608	$32,900	$1,017,350
Termination without Cause	$562,500	$0	8,473	$32,900	$595,400
Retirement	n/a	$281,300	-	$0	$281,300
Death or Disability	n/a	$281,300	25,608	$0	$281,300
Kevin B. Reid
Change In Control
Termination	$487,500	$365,700	22,118	$32,900	$886,100
Termination without Cause	$487,500	$0	7,306	$32,900	$520,400
Retirement	n/a	$243,800	-	$0	$243,800
Death or Disability	n/a	$243,800	22,118	$0	$243,800
Shawn C. Leska
Change In Control
Termination	$450,000	$301,500	18,830	$32,900	$784,400
Termination without Cause	$450,000	$0	6,325	$32,900	$482,900
Retirement	n/a	$201,000	-	$0	$201,000
Death or Disability	n/a	$201,000	18,830	$0	$201,000

Notes to Potential and Actual Payments Under Severance Agreements Table

(1)

The performance-based non-equity compensation payment under Retirement or Death or Disability shall be prorated to the extent earned during the partial year prior to Retirement or Death or Disability. The amount shown under Change in Control Termination is the nominal bonus at 200% achievement of goals for a full 12 months in the case of Mr. Killoy and 150% in the case of each of the other Named Executive Officers.

(2)	Includes RSU awards subject to vesting.

(3)	Includes continuation of health insurance coverage assuming family coverage for potential severance recipients.

(4)	Aggregate payments exclude number of RSUs that vest.

(5)	Includes a resignation for good reason (as defined in the Amended Killoy Agreement).

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PENSION PLANS

All employees, including the individuals named in the SUMMARY COMPENSATION TABLE above, are eligible to participate in the Company’s 401(k) Plan, subject to IRS plan limits. The 401(k) Plan provides participation and immediate vesting upon three months of service, a safe harbor match for all participants and supplemental discretionary employer contributions for all eligible employees.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023

To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year’s Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company delivered or mailed by first class United States mail, postage prepaid, no later than December 24, 2022 (120 days prior to the first anniversary of the date of the Proxy Statement for this year’s Annual Meeting of Stockholders). Any stockholder proposal to be considered at next year’s Annual Meeting of Stockholders, but not included in next year’s Proxy Statement, must be submitted in writing to the Company no earlier than February 1, 2023 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than March 3, 2023 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders.

Recommendations for nominees to stand for election as Directors at next year’s Annual Meeting of Stockholders must be received in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than January 9, 2023 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than February 8, 2023 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and include the information as required under “THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee” described above.

All stockholder proposals or Director nominations should be submitted to Kevin B. Reid, Sr., Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, Connecticut 06890.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a method by which stockholders and interested parties can send communications to the Board. Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board through the following methods:

•

by contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

•

by telephone at (203) 259-7843;

•

by fax at (203) 259-6688; or

•

by calling the Company’s corporate communications telephone “hotline” at 1-800-826-6762 or via the hotline’s website at www.ruger.alertline.com. These hotlines are monitored 24 hours a day, 7 days a week.

Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board in the same manner.

Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company’s stock transfer agent, at (312) 360-5190 or www.computershare.com for questions regarding routine stockholder matters.

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OTHER MATTERS

Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1, 2, 3, and 4 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2021, including the financial statements and financial statement schedules. Such requests may be directed to Kevin B. Reid, Sr., Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin B. Reid, Sr.
Corporate Secretary

Southport, Connecticut

April 22, 2022

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STURM, RUGER & COMPANY, Inc.
1 LACEY PLACE, SOUTHPORT, CT 06890 U.S.A. | 203-259-7843 | WWW.RUGER.COM | NYSE:RGR

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STURM, RUGER & COMPANY, INC.
1 LACEY PLACE
SOUTHPORT, CT 06890
ATTN: KEVIN B. REID, SR.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RGR2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71234-P72644

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STURM, RUGER & COMPANY, INC.

The Board of Directors unanimously recommends a vote FOR the election of nine Directors, and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:

	For	Withhold
1a. John A. Cosentino, Jr.	☐	☐
1b. Michael O. Fifer	☐	☐
1c. Sandra S. Froman	☐	☐
1d. Rebecca S. Halstead	☐	☐
1e. Christopher J. Killoy	☐	☐
1f. Terrence G. O'Connor	☐	☐
1g. Amir P. Rosenthal	☐	☐
1h. Ronald C. Whitaker	☐	☐
1i. Phillip C. Widman	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of RSM US LLP as the Independent Auditors of the Company for the 2022 fiscal year.	☐	☐	☐
3. An advisory vote on the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors unanimously recommends a vote AGAINST Proposal 4.

	For	Against	Abstain
4. A shareholder proposal entitled "Human Rights Impact Assessment."	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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